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                                                                   Exhibit 10.12
                                                                   -------------

Confidential treatment has been requested with respect to the portions of this agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.


                               Agreement between

                               pcOrder.com, Inc.

                                      and

                          Compaq Computer Corporation

Table of Contents
Subscription Services Agreement
  Attachment A -  Digitized Sublicense Agreement
  Attachment B -  Digitized Access Agreement
  Attachment C - Authorized User Identity and Contact Information Attachment D - Functional and Deployment Descriptions
  Attachment E -- Additional Server Software
  Attachment F -- New Version Acceptance Criteria
  Attachment G -- Response Times and Concurrent Usage Levels
  Attachment H -- Response and Correction Times
  Attachment I -- Competitors
  Attachment J -- Source Code Escrow Agreement
  Attachment K -  Performance Test

Schedule 1 - Professional Consulting Services Schedule

Schedule 2 - Data Maintenance Services Schedule

Schedule 3 - Application Hosting Services Schedule

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                                                                    CONFIDENTIAL
                                                                    ------------


                        SUBSCRIPTION SERVICES AGREEMENT


                                    between

                               pcOrder.com, Inc.

                            5001 Plaza on the Lake

                               Austin, TX 78746

                                   "pcOrder"


                                      and


                          Compaq Computer Corporation

                                20555 S.H. 249

                               Houston, TX 77070

                                  ("Client")

                               -----------------


1.  GENERAL

  1.1. This Subscription Services Agreement and any mutually negotiated, incorporated, and separately executed schedules (the "Schedules") and Attachments (collectively, the "Agreement") establish the terms and conditions under which the parties agree that pcOrder shall license certain Software and provide certain Services to Client for the benefit of Client and its Affiliates. This Agreement supersedes all of the rights and obligations defined in the Subscription Services Agreement executed by the parties in June, 1998. This Agreement is effective as of June 16, 1999.

  1.2. The following are definitions for certain terms that may be used in the Agreement.

           1.2.1. "Affiliates" means all legal entities worldwide controlled by or in common control with Client, but only for so long as such control continues to exist. "Control" means owning 50% or more of the ownership interest entitled to vote for directors or managers of such entity.

           1.2.2. "Authorized Use" means to receive Server Software generated information for each Authorized User's own respective internal business use in support of its sales and order applications and business processes. Such use is subject to any User Documentation and to the terms and conditions of this Agreement and any applicable Sublicense Agreement and Digitized Access Agreement.

           1.2.3. "Authorized Users" means Groups I, II, III and IV Authorized Users as set forth in Section 3.2.

           1.2.4.  "BTO" means build to order.

           1.2.5.  "Client" shall mean Compaq Computer Corporation.

           1.2.6. "Client Products" means all services and products manufactured, marketed, and distributed by Client under its own brands.

           1.2.7.  "Competitor" means any entity described in Attachment I.

           1.2.8.  "CTO" means configured to order.

           1.2.9.  "Effective Date" means June 16, 1999.

           1.2.10. "Hosting Site" means the installation location of the Server Software.

           1.2.11. "pcOrder System" means pcOrder's collection of compiled data and software which contains information and data used to configure, quote and order Client Products, and determine price and availability of Client Products.

           1.2.12. "Software" means the object code version of certain licensed pcOrder Server Software, Connection Software and Utility Software products specified in Section 3.1, any related User Documentation that pcOrder makes generally available to licensees, and any updates and enhancements of the Software which fix bugs in the Software and all new releases of the Software licensed hereunder which are made available to pcOrder's general client base.

           1.2.13. "User Documenation" means the user documentation for the Software that pcOrder makes generally available to licensees.

2.  LICENSE

  2.1. Subject to the terms and conditions of this Agreement, pcOrder hereby grants to Client a nonexclusive, nontransferable, non-assignable (except as set forth in Section 18.2 herein), nonsublicensable (except as set forth in subsection 2.1.3), worldwide right and object code license to:


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                                                                    CONFIDENTIAL
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           2.1.1.  use the Server Software at the Hosting Site for the
                   Authorized Use. The Server Software may only be used by Client's and the Affiliates' contractors, employees and agents. Except for the fees set forth in this Agreement, pcOrder shall not charge any other fees to any person to use the Compaq CTO Module Server Software;

           2.1.2. use the Connection Software for the Authorized Use. The Connection Software may only be used by Authorized Users and Client's and Affiliates' contractors and employees. Except for the fees set forth in this Agreement, pcOrder shall not charge any other fees to any person to use the Connection Software with the Compaq CTO Module;

2.1.3. _0sublicense the Connection Software to Group I and Group II Authorized Users solely for the Authorized Use as specified in Schedule 2. Any such sublicense shall be pursuant to the terms and conditions of the "Digitized Sublicense Agreement" attached hereto as Attachment A. Notwithstanding the foregoing, pcOrder reserves the right to modify such Digitized Sublicense Agreement from time to time. Client agrees that prior to each such use of the Connection Software such Group I and Group II Authorized Users must indicate their agreement to the terms and conditions in the "Digitized Sublicense Agreement" by prominently displaying: "NOTICE: By installing and/or using this the host system and this software you must consent to the TERMS AND CONDITIONS of the displayed license agreement which governs your use of the host system and software";

           2.1.4. reproduce and copy the Connection Software for distribution to sublicensees pursuant to Section 2.1.3;

           2.1.5. allow Client's and Affliates' employees, contractors, and agents and the Authorized Users to access the Server Software at the Hosting Site via the World Wide Web for the Authorized Use. Client agrees that prior to each such use of the Server Software such employees, contractors, agents, and Authorized Users must indicate their agreement to the terms and conditions in the "Digitized Access Agreement" attached hereto as Attachment B by placing on each Web page of the Hosting site that provides access to the Server Software the following link in a type face not smaller than the smallest type face used elsewhere on that page of the Client Web Site:
                   "NOTICE: By accessing the system and software contained in this Web Site, you must consent to the TERMS AND CONDITIONS which govern your use of the system and software" with "TERMS AND CONDITIONS" being displayed as a link to the Digitized Access Agreement. Notwithstanding the foregoing, pcOrder reserves the right to modify such Digitized Sublicense Agreement from time to time;

           2.1.6. make a reasonable number of copies of the Software for archival and backup purposes consistent with Compaq standard procedures with respect to archival and backup copies, provided, however, that this right to make copies of a particular portion of the Software shall survive termination of this Agreement for only so long as an independent license to use such portion of the Software arising under another subsection of this Agreement survives;

           2.1.7. to use the VIPER Software solely to enter new information and extract existing information about Client Products (expressly excluding third party product data provided to Client by pcOrder) into and from the pcOrder System for Authorized Use, and in no case to correct existing information entered into the pcOrder System by pcOrder. This use license includes the right to reproduce the VIPER Software only as necessary for the use permitted hereunder;

           2.1.8. to use the [*] solely in support of Client's internal business operations. This use license is expressly limited to use of the [*] by Client employees, contractors or agents and includes the right to reproduce the [*] only as necessary for the use permitted hereunder; and

           2.1.9. to use the third party product data provided to Client by pcOrder hereunder solely in conjunction with Authorized Use of the Server Software pursuant to Sections 2.1.1 and 2.1.5.

           2.1.10. Notwithstanding anything in this Section 2.1 to the contrary, Client may use the Server Software (provided however, the Compaq CTO Module is not subject to the restriction cited herein) solely to host (or to have hosted by pcOrder or an outsourcing firm consistent with Section 2.3) e-commerce websites, extranet sites, and intranet sites that meet the following criteria: (a) such sites are identified with, hosted by, and controlled by Client and/or its Affiliates;
                   (b) such sites are not identified with or controlled by any other entity, and (c) at least [*] of the revenue generated by product sales through such sites, if any, is recognized by Client or one of its Affiliates. "Control," as used in this subsection, refers to an entity's control over, for example, which products are made available on the site, the design of the site's user interface, and other similar indicia of authority over what content is provided on the site. The following are express exceptions to the restrictions contained in this subsection 2.1.10:

                   2.1.10.1. Client may use the Server Software for Authorized
                             Use to host (or have hosted by pcOrder or an outsourcing firm consistent with Section 2.3) e-commerce websites sites for [*]. In addition, Client will request that such [*] also include a "pcOrder" trademark on the relevant site, but a [*] refusal to do so will not restrict these activities;

                   2.1.10.2. Client may use the Server Software for Authorized
                             use to host (or have hosted by pcOrder or an outsourcing firm consistent with Section 2.3) [*]; and

                   2.1.10.3. Client may use the Server Software to provide [*].

2.2. All use of the Server Software and the Utility Software as provided herein shall be pursuant to transferable or nontransferable user IDs and passwords issued by Client or pcOrder.

2.3. Notwithstanding any provision herein to the contrary, no entity who is a Competitor of pcOrder may use the Software for any purpose without having first executed a nondisclosure agreement with pcOrder that is mutually agreeable to the parties and that contains terms restricting the use and disclosure of pcOrder's Confidential Information appropriate given the nature of the Confidential Information to be disclosed to such entity.

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                                                                    CONFIDENTIAL
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2.4.    Client shall be obligated to ensure that all authorized usage of the
        Software by the Affliates and Client's and Affliates' contractors, agents, and outsourcing firms shall be in accordance with the terms and conditions herein, and Client shall indemnify pcOrder for all damages and costs associated with any breach thereof.

2.5. Unless otherwise expressly permitted in this Agreement, Client shall not: (i) use the Software to process or permit to be processed the data for any third party; (ii) use the Software in operation of a service bureau; (iii) disassemble, decompile, or reverse engineer the Software;
        (iv) permit any subsidiaries, affiliated entities, or third parties to use the Software; or (v) sublicense the Software to any third parties.

2.6. Client shall include pcOrder's copyright notice, proprietary legend, any trademark and service mark attributions, patent marking, and other indicia of pcOrder's ownership on all authorized copies of the Software, in the content and format as those which were contained on the copy originally distributed to Client. Client shall assume all responsibility for the quality of the copies made hereunder.

2.7. In the event Client acquires actual knowledge of copyright infringement, trademark infringement, patent infringement, software piracy, or breach by any Authorized User of any sublicense granted hereunder or under Attachments A and B hereto, Client will promptly notify pcOrder, and/or if notified by pcOrder, will make commercially reasonable efforts to cooperate with pcOrder to determine the existence and extent of any such infringement, piracy, or breach and to remedy same.

2.8. Client agrees that pcOrder may, upon thirty (30) days prior written notice and at its sole expense, enter Client's and its outsourcing firm's respective premises to verify Client's compliance with the license provisions of this Agreement. pcOrder's inspections shall be limited to (i) one (1) annual inspection (unless pcOrder in its reasonable judgment determines that it has just cause for multiple inspections); (ii) hours that are reasonable and create minimal interference with Client's business with its Customers; and (iii) those records pertaining to the Software licensed hereunder. pcOrder's rights of inspection shall remain in effect through the period ending six (6) months from the termination or expiration of this Agreement and any applicable Schedule hereunde r.

2.9. Client shall keep and maintain complete and accurate records in the format set forth in Attachment C hereto of each sublicensed Channel Partner and Independent Reseller. In the event that the Hosting Site is relocated in accordance with Schedule 3, Client shall also keep and maintain complete and accurate records of the physical location of any copies of the Server Software licensed hereunder.

2.10. Subject to the terms and conditions of this Agreement, pcOrder hereby grants to Client a nonexclusive, nontransferable, non-assignable (except as set forth in Section 18.2 herein), nonsublicensable, perpetual, worldwide right and source code license to use, modify, display, perform, and copy the following software for the following purposes:

         2.10.1. All software developed for Client pursuant to the Consulting Services provided to Client by pcOrder for any purpose whatsoever;

         2.10.2. All Software that is now licensed to Client in object-code form, solely for the purpose of diagnosing and correcting errors in the Software upon release of the Software to Client pursuant to the terms of the Master Preferred Escrow Agreement between pcOrder and Data Securities International, Inc.; and

         2.10.3. Any portions of the Software necessary to implement the New Functionality pursuant to Alternative Development Plans provided pcOrder is in material breach of sections 10.4, 10.5 or 10.6 of this Agreement, solely for purposes of developing and implementing the New Functionality and diagnosing and correcting errors in the New Functionality.

3.  LICENSED SOFTWARE, AUTHORIZED USERS, AND GENERAL

  3.1. The Software as licensed under this Agreement is set forth below and described in Attachment D to this Subscription License Agreement:

          3.1.1.Server Software:

                      3.1.1.1. Compaq CTO Module. Only the following modules are provided and only with the functionality defined in Attachment D which is required to support the Compaq CTO Module: (i) Catalog; (ii) Configuration; (iii) Pricing; (iv) Availability;
                               (v) Quote; and (vi) Order; and

                      3.1.1.2. pcOrder Web Storefront software; and

                      3.1.1.3. the additional Server Software listed on
                               Attachment E; and all future versions of the Server Software made generally available by pcOrder to its licensees.

          3.1.2.Connection Software.

                      3.1.2.1. pcOrder Windows 32 VB client software; and

                      3.1.2.2. all future versions of the Connection Software
                               made generally available by pcOrder to its licensees.

          3.1.3.Utility Software.

                      3.1.3.1. PcOrder VIPER 3.0; and
                      3.1.3.2. [*] ; and
                      3.1.3.3. all future versions of the Utility Software made
                               generally available by pcOrder to its licensees.

3.2. The types of Authorized Users under this Agreement are as set forth below:

                                       3
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                                                                    CONFIDENTIAL
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           3.2.1.Group I: Channel Partners who are mutual clients of Client and
                 pcOrder and currently using a pcOrder Solution and other
                 Channel Partners of Client and the Affliates and customers of the Channel Partners who purchase Client Products from such Channel Partners.

           3.2.2.Group II: Independent Resellers and customers of the Independent Resellers which include corporate accounts who purchase Client Products from such Independent Resellers.

           3.2.3.Group III: Client's Corporate Accounts which consist of Fortune
                 1000 and small-medium businesses who purchase Client Products from Client or from one of Client's Channel Partners.

           3.2.4.Group IV:  Client's customers and potential customers.

4.  SUBSCRIPTION LICENSE FEES

  4.1. Client shall pay to pcOrder within forty five (45) days of each of the Effective Date and [*] thereof [*] as the Annual Subscription License Fee for the Software.

  4.2.  If this Agreement is extended for a first Renewal Term pursuant to
        Section 14.1, Client shall pay to pcOrder within forty five (45) days of[*] of the Effective Date [*] as the Annual Subscription License Fee for the Software. If this Agreement is extended for a second Renewal Term pursuant to Section 14.1, Client shall pay to pcOrder within forty five (45) days of [*] of the Effective Date [*] as the Annual Subscription License Fee for the Software. Thereafter, Client may extend this Agreement by paying to pcOrder within forty five (45) days of each subsequent anniversary of the Effective Date an amount that is equal to
        100.0 % plus or minus the U.S. Consumer Price Index percentage for the previous calendar year times the prior year's Annual Subscription License Fee for the Software, but in any event the amount paid to pcOrder for such Renewal Term shall not be more than 110.0% of the prior year's Annual Subscription License Fee for the Software.

  4.3. In addition to the Annual Subscription License Fees payable hereunder, Client shall pay to pcOrder, as an incentive to accelerate the development of certain new versions of the Software (the "New Versions"), the additional fees specified in this section if pcOrder meets the delivery deadlines specified in this section.

           4.3.1.If pcOrder delivers [*] to Client by [*] and it is accepted by Client pursuant to Section 4.3.6, Client shall pay to pcOrder[*].

           4.3.2.If pcOrder delivers [*] to Client by [*] and it is thereafter accepted by Client pursuant to Section 4.3.6, Client shall pay to pcOrder[*].

           4.3.3.If pcOrder delivers [*] to Client by [*] and it is thereafter accepted by Client pursuant to Section 4.3.6, Client shall pay to pcOrder[*].

           4.3.4.If pcOrder delivers [*] to Client by [*] and it is thereafter accepted by Client pursuant to Section 4.3.6, Client shall pay to pcOrder[*].

           4.3.5._All payments due under this Section 4.3 shall be due and payable on acceptance of the applicable New Version, but as a courtesy to Client, pcOrder agrees not to invoice Client for the sums payable under this Section 4.3 before [*] or, in the case of [*], before [*] and any such invoices shall be paid by Client within forty-five (45) days after their respective invoice date(s).

           4.3.6.The parties shall follow the following procedure with respect to acceptance of each New Version delivered to Client pursuant to this Section 4.3.

                   (a) Upon delivery, pcOrder shall notify Client's Project Manager [*] that the New Version materially meets each of the applicable acceptance criteria set forth in Attachment F (the "Acceptance Criteria");

                   (b) Client's Project Manager shall have fifteen (15) days from such notification ("Acceptance Period") to evaluate the New Version in accordance with the applicable Acceptance Criteria. Such evaluation shall use mutually acceptable test data ("Test Data");

                   (c) If the New Version fails to materially meet each of the applicable Acceptance Criteria, Client's Project Manager shall notify pcOrder's Acceptance Contact in writing of such failure within the Acceptance Period. Any such failure notification shall identify with specificity the portion(s) of the Acceptance Criteria which the New Version failed to materially meet. Otherwise, the software shall be deemed to have been accepted as of the day following the Acceptance Period.

                   (d) In the event Client's Project Manager provides pcOrder's Acceptance Contact [*] with such New Version failure notification, pcOrder shall have fifteen (15) days to cure ("Cure Period") such failure. pcOrder shall be entitled to the bonus for a particular New Version specified in this Section 4.3 only if Client accepts a version of such New Version that is delivered to Client on or before the final day of such first Cure Period. After such first Cure Period, however, acceptance steps
                        (a) through (c) shall be repeated until acceptance occurs, but in no case more than twice. The parties agree that with respect to the acceptance process for OrderServer 2.1, the fifteen-day time periods for evaluation and cure established by subsections (a) through (d) shall not apply and that the parties will work cooperatively to evaluate OrderServer 2.1 and cure any identified failures to materially meet each of the applicable Acceptance Criteria.

                   (e) Notwithstanding any contrary provision of this Agreement, the New Version shall be deemed accepted if
                        (1) pcOrder can adequately demonstrate to Client that failure to materially meet each of the applicable Acceptance


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                                                                    CONFIDENTIAL
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                        Criteria was a result of failure of Client to follow all
                        operational instructions supplied by pcOrder or modifications to the software without the express authorization of pcOrder, (2) if Client uses the New Version to support a "live" e-commerce website (e.g., a site which is made available to users other than for the limited purposes of development or beta testing of the site),, or (3) Client has not terminated this Agreement pursuant to Section 14.2.4 or Section 14.2.5 by[*].

                   (f) Client may change its Project Manager and pcOrder may change its Acceptance Contact upon five days prior written notice to the other party.

4.4 The parties shall jointly perform a stress test of CommerceStation 2.0 and OrderServer 2.0, when the software is delivered to Client. The purpose of this stress test will be to analyze application performance and scalability under anticipated user loads.

5.  PAYMENT

  5.1. The fees and other amounts required to be paid hereunder do not include any amount for taxes, duties, or levies (including interest and penalties). Client shall reimburse pcOrder for all sales, use, excise, property, or other taxes, levies, or duties pcOrder is required to collect or remit to applicable tax authorities. Client is not responsible for pcOrder's income or franchise taxes.

  5.2. All dollar amounts listed in this Agreement are in US Dollars, and all payments by Client to pcOrder shall be made in US Dollars.

  5.3. Additional Services, Data Maintenance Services, and Application Hosting Services (collectively "Services") provided by pcOrder shall be at the pricing set forth in this Agreement or as mutually agreed to by the parties.

  5.4. Client shall reimburse pcOrder, in accordance with Client's standard expense policies, for reasonable expenses incurred in the performance of Services which are related to travel, lodging, and meals. Such expenses, when incurred by pcOrder nonbillable employees, shall be preapproved by Client. Such expenses are not included in the fees specified in this Agreement.

6.  DEPLOYMENT

  6.1 pcOrder will during the Term of this Agreement assign a dedicated deployment engineer to Client's account for technical support.

  6.2 Channel Partner/Reseller Integrations: Unless otherwise agreed in writing by the parties, whenever Client hires and pays pcOrder to create a custom program (pursuant to sections 7.0 and 12.0) to integrate pcOrder Software into the back-office systems of a Channel Partner based outside of the United States and the ownership of such custom program is assigned to pcOrder, pcOrder shall not make such custom program available to any other computer product manfacturer or computer product reseller until [*] following the date that the integration has been successfully implemented on Client's behalf.

7.  PROFESSIONAL CONSULTING SERVICES

  7.1. pcOrder agrees to provide mutually agreed upon professional consulting services (the "Consulting Services"), which may include software development, integration, implementation, customization, data integration, training, and modeling of Client Products to the extent such Client Products are supported by pcOrder pursuant to Schedule 2 (Data Maintenance Services). These Consulting Services shall be provided in accordance with the terms and conditions applicable in this Agreement, including Section 18.12, and are more specifically described in
       Schedule 1.

  7.2. pcOrder will provide resources and use qualified employees and/or consultants as it deems necessary to perform the Consulting Services.

  7.3. pcOrder shall provide Train the Trainer training and the on-site training at the rates specified in Schedule 1.

8.  DATA MAINTENANCE SERVICES

  8.1. In consideration of Client's payment to pcOrder of the applicable fees specified in Schedule 2, pcOrder shall provide the Data Maintenance Services specified in Schedule 2 in accordance with the terms and conditions applicable in this Agreement including Section 18.12.

  8.2. The fees applicable to such Data Maintenance Services shall be specified in Schedule 2.

9.  APPLICATION HOSTING SERVICES

  9.1. In consideration of Client's payment to pcOrder of the fees specified in
       Schedule 3, pcOrder shall provide Client the Application Hosting Services specified in Schedule 3 under the terms applicable in this Agreement including Section 18.12.

  9.2. Hosting Site.

          9.2.1. The initial Hosting Site shall be on servers located at pcOrder's location.

          9.2.2. Client may change the Hosting Site in accordance with the terms and conditions of Schedule 3.

  9.3. Client shall provide the Required Hardware systems set forth in Attachment A to Schedule 3 in quantities deemed necessary by pcOrder to support the licensed use of the Server Software. Client shall provide the Required Hardware for as long as the Hosting Site is at pcOrder's location and at no cost to pcOrder. The applicable Client limited warranty statement is included with each piece of Required Hardware shipped to pcOrder. EXCEPT FOR THE WARRANTY SET FORTH IN THE COMPAQ LIMITED WARRANTY STATEMENT, Client MAKES NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PERFORMANCE OF required hardware. ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. THE LIABILITY OF Client FOR DAMAGES CAUSED BY DEFECTIVE required hardware IS LIMITED TO THE TERMS OF THE LIMITED WARRANTY STATEMENT.

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  9.4.  At no cost to pcOrder, Client shall upgrade and/or increase the Required
        Hardware as deemed necessary from time to time by pcOrder in accordance with reasonable analysis of the Required Hardware's ability to support then current and reasonably expected near term usage of the Server Software.

  9.5.  In the event Client elects to transfer the Hosting Site pursuant to
        Schedule 3, Client shall provide the software requirements set forth in Attachment A to Schedule 3 prior to transferring the Hosting Site.

10.  MAINTENANCE AND SUPPORT

  10.1. In consideration of Client's payment to pcOrder of the applicable Subscription License Fees, pcOrder shall provide the maintenance and support services listed in this Section 10 (the "Maintenance and Support Services") for the period commencing on the Effective Date and terminating upon termination of the Agreement.

  10.2. pcOrder shall provide Client with the following Maintenance and Support Services for the Software:

           10.2.1. Use all commercially reasonable efforts to provide Client with available solutions and corrections for reported problems, which are replicated and diagnosed by pcOrder as substantial defects in the Software, so that the Software materially conforms with any applicable User Documentation and the performance metrics set forth in Attachment G. Support is limited to telephone and e-mail support to ten
                   (10) Client contacts whom Client has designated in writing (or via e-mail) as Client's support representatives (the "Support Representatives) and does not include onsite support at Customer's or Client's location;

           10.2.2. Provide reasonable telephone support twenty four (24) hours per day, seven (7) days per week inclusive of holidays observed by pcOrder, in response to calls and e-mail from the Support Representatives; and

           10.2.3. Provide, at no additional charge, any updates and enhancements of the Software which fix bugs in the Software and all new releases of the Software as licensed hereunder which are made available to pcOrder's general client base.

           10.2.4. pcOrder shall respond to calls and e-mails from the Support Representatives within the response times as set forth in Attachment H and shall use commercially reasonable efforts to provide corrections to errors to the Support Representatives within the correction times as set forth in Attachment H. All such time periods shall be calculated from pcOrder's receipt, during the hours during which Support is provided pursuant to
                   Section 10.2.2, of a call or e-mail from a Support Representative.

           10.2.5. pcOrder will place no limit on the number of incidents that Client may report, pcOrder will grant Client unlimited access to on-line issue tracking and call status reports, pcOrder will assign a dedicated deployment engineer to Client's account pursuant to Section 6.1, and pcOrder will provide Client with toll-free access for support telephone calls.

  10.3. To assist pcOrder in performance of its maintenance and support obligations, Client shall provide pcOrder with the following:

           10.3.1. The names of its designated Support Representatives within twenty (20) business days from the Effective Date;

           10.3.2. All information and materials reasonably requested by pcOrder for use in replicating, diagnosing, and correcting a particular problem reported by Client; and

           10.3.3. pcOrder shall not be obligated to provide Maintenance and Support Services for any software other than pcOrder's standard Software which is released for the use of pcOrder's general client base or has been modified for Client's use pursuant to its Consulting Services provided that pcOrder has indicated in writing its intention to include such modification in a general release of Software to its licensees. Unless expressly and mutually agreed, pcOrder will not maintain and support any other software which has been developed, customized or modified for Client by pcOrder or any third party.

  10.4. pcOrder is responsible for scheduling quarterly meetings with Client in order to review and discuss [*]. Client will provide input on technology direction and prioritized product enhancement requests for software licensed under this Agreement. Client and pcOrder will jointly agree to a [*] and timeframes.

  10.5. If pcOrder agrees in [*] to deliver new functionality within a specified timeframe (the "New Functionality"), the parties will follow the acceptance procedure set forth in Section 4.3.6, unless an alternative acceptance procedure is agreed to by the parties in [*]. If, after the completion of the acceptance procedure, the New Functionality has not been accepted, Client may, in its reasonable discretion, specify and require the establishment a revised plan for the further development of the New Functionality ( an "Alternative Development Plan"). An Alternative Development Plan may include development efforts by pcOrder, development efforts by Client, or joint development efforts as appropriate. Client may, in its reasonable discretion, require under any Alternative Development Plan substantial Client participation in such further development efforts regarding the New Functionality. Client, may, in its reasonable discretion, involve a third party that is not a Competitor of pcOrder and that is mutually agreeable to the parties in such further development efforts (each, a "Third Party Developer"), provided that such Third Party Developer executes a nondisclosure agreement with pcOrder that is mutually agreeable to the parties and that contains terms restricting the use and disclosure of pcOrder's Confidential Information appropriate given the nature of the Confidential Information to be disclosed to such Third Party Developer.

  10.6. Each Alternative Development Plan involving Client or Third Party Developer participation shall contain a section describing the technical information regarding the Software to which pcOrder shall provide Client or the Third Party Developer with access in association with such further development efforts. Such technical information shall consist of the technical information reasonably necessary for a software developer of reasonable skill to complete and deliver the New Functionality. Such technical information shall include, where appropriate, documentation, specifications for applications programming interfaces, and, if necessary, source code for relevant portions of the Software. All such technical information shall be deemed to be pcOrder Confidential Information and access to such technical information shall be restricted to pcOrder's facility in Austin, Texas. All such technical information


                                       6
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                                                                    CONFIDENTIAL
                                                                    ------------



        shall be used by Client or the Third Party Developer for the sole purpose of developing and testing the New Functionality. Should Client determine during the course of such further development efforts that access to additional pcOrder technical information is reasonably necessary to complete development of the New Functionality, Client shall so notify pcOrder and the parties shall meet to determine appropriate modifications to the Alternative Development Plan.

  10.7. Client shall own all rights, title, and interest in any modifications to the existing source code for the Software that are necessary in order to implement the New Functionality and that are developed by Client (or any Third Party Developer), pursuant to Sections 10.5 and 10.6. Upon completion of the development process, Client and pcOrder shall meet to determine jointly what materials, including portions of source code, are reasonably necessary for a software developer of reasonable skill to install and diagnose and correct errors in the modified source code, and pcOrder hereby grants Client permission to remove such materials from pcOrder's facility and hereby grants to Client a nonexclusive, nontransferable, nonassignable (except as set forth in Section 18.2 herein), nonsublicensable, worldwide license to use such materials to install and diagnose and correct errors in the modified source code and Software. Neither party shall be precluded from or liable for using information to which such party was given access by the other party during the implementation of any Alternative Development Plan that remains in the unaided memories of its employees and contractors for purposes of enhancing or correcting errors in the Software.

  10.8. Within thirty (30) days of the Effective Date, pcOrder shall designate Client as a "Preferred Beneficiary" of the Master Preferred Escrow Agreement between pcOrder and Data Securities International, Inc. pcOrder will deposit into escrow the source code of any new release of the Software within thirty (30) days of pcOrder's general commercial release of such new release. For the parties reference, a copy of this Master Preferred Escrow Agreement is appended hereto as Attachment J. In addition, the parties agree that the Master Escrow Agreement is hereby amended as follows:

          . Section 7.3 of the Escrow Agreement regarding arbitration shall not apply.

          . The parties consent to the state and federal courts of Travis County, Texas as the exclusive jurisdiction and venue for resolution of disputes arising under and relating to the Master Preferred Escrow Agreement.

          . Section 4.2 is modified to state that Preferred Beneficiary shall provide written notice to pcOrder at the same time it provides written notice to DSI.

          . Section 4.3 is modified to state that Contrary Instructions must be supported by a court order to prevent a release of the Deposited Materials within the required ten (10) business day period. The parties agree that a release of source code that was not called for by the Master Preferred Escrow Agreement would result in imminent irreparable injury to pcOrder and therefore the entry of temporary injunctive relief to prevent such a release will be appropriate if pcOrder demonstrates a likelihood of success on the merits in showing that a "Release Condition" (as defined therein) had not occurred in applying for a court order pursuant to this Section.

          . DSI will be also be made a party to and be bound by the terms of this amendment to the Master Escrow Agreement.

11.  CLIENT'S RESPONSIBILITIES

 11.1.  Client agrees:

            11.1.1. Client is responsible for securing formal, written commitment of prospective Authorized Users to participate in any deployment of the Software and to accept and permit any necessary modifications to their pcOrder-powered solution applications or other electronic commerce applications and data before pcOrder contacts such Authorized Users and begins deployment of the Software capability via such applications. Client shall promptly notify pcOrder upon securing such commitment in the format set forth in Attachment C hereto.

            11.1.2. To pursue mutually acceptable joint marketing including issuance of a joint press release within fifteen (15) days of the Effective Date which is mutually acceptable to pcOrder and Client and announces the strategic relationship between pcOrder and Client in the context of Client's overall corporate and worldwide objectives. Client agrees to use reasonable commercial efforts to obtain approval from its subsidiary, the AltaVista Company, and any other approvals that may be necessasry to include in such press release a specific reference to the AltaVista Company and its shopping.com division. Client agrees to issue a joint press release that is mutually acceptable to pcOrder and Client that announces the deployment of the Software, in part or in whole, for the benefit of the AltaVista Company prior to actually deploying the Software, in part or in whole, for the benefit of the AltaVista Company.

            11.1.3. To endorse a written testimonial, acceptable to Client, promptly after the successful deployment of the Software which outlines the benefits of pcOrder's services received by Client with regard to Client's overall corporate and worldwide objectives and detailing the relationship between the parties.

            11.1.4. To have joint meetings with the press promptly after the successful deployment of the Software to promote the benefits of the pcOrder/Client partnership with regard to Client's overall corporate and worldwide objectives.

            11.1.5. To provide references/recommendations to other pcOrder prospective customers who are not direct competitors of Client.

            11.1.6. Client shall retain records of all input, configurations, quotations, and orders pertaining to Client's and Authorized User's access to and use of the pcOrder System. Client shall provide pcOrder access to such records in aggregated form pursuant to a process that is mutually agreeable to the parties. pcOrder may not publish or otherwise disclose aggregate data pertaining to such access and use if the proportion of Client's data represents more than Client's approximate market share (as determined by reference to standard industry sources) of the aggregate data approved by pcOrder's other clients for publication.

                                       7
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                                                                    CONFIDENTIAL
                                                                    ------------


            11.1.7. Client shall use `reasonable efforts' to assist pcOrder in establishing direct formal relationships with its major partners (suppliers and Customers) to provide information into the pcOrder system.

            11.1.8. To provide Client Product data and to support real-time pricing, availability, and ordering integration (including order status integration when available) for the pcOrder system to ensure that the highest possible quality of Client Product data is provided to users of pcOrder systems.

  11.2. Client shall receive membership in pcOrder's ChannelTrack Program in accordance with pcOrder's standard terms and conditions and receive the full benefits thereof including receipt of ChannelTrack Program analysis tools.

  11.3. Client acknowledges that pcOrder's ability to provide the Services under this Agreement is dependent on Client's timely supplying a leased line between Client's facilities and pcOrder's facility in Austin, Texas, and other lines as are mutually deemed necessary for performance of the Services herein. The preferred line is a T1 type, but at a minimum, 56K, set up, paid for, and maintained by Client.

  11.4. Client shall place a "Powered by pcOrder" logo ("Logo"), to be provided by pcOrder, in the bottom portion of the appropriate Client World Wide Web pages, such determination as to which webpages are appropriate to be made in Client's reasonable discretion, and Windows Client Application that contains access to the Software provided that such logo placement does not violate Client's channel partner/customer's standard electronic commerce/web-page guidelines. The Logo, when so placed by Client, shall occupy an area approximately 88x31 pixels.

  11.5. To the extent required by pcOrder, Client will make available to pcOrder certain of its facilities, computer resources, software programs, personnel, and business information as are reasonably required to perform any Services hereunder. While on Client's premises, pcOrder and its third party contractor(s) agree to comply at all times with Client's rules and regulations regarding safety, security, conduct, and operational procedures and practices that are communicated to pcOrder.

12.  OWNERSHIP

Unless expressly agreed otherwise in this Agreement, pcOrder and its licensors retain all rights, title, and interest in and to the Software, Documentation, and training materials for the Software, and Client acknowledges that it does not acquire any rights, express or implied, therein. If Client suggests, without commissioning pcOrder to develop through Consulting Services, any new features, functionality, or performance improvements for the Software that pcOrder subsequently incorporates into the Software, such new features, functionality, or performance improvements shall be the sole and exclusive property of pcOrder and shall be free from any confidentiality restrictions that might otherwise be imposed on pcOrder pursuant to Section 13.

Unless expressly agreed with regards to any custom programs developed for Client by pcOrder, Client shall be vested with all rights, title, and interest in and to the customer programs, all copies thereof, source code and other materials provided to Client by pcOrder, including, without limitation, any custom program enhancements or modifications, and all copyright, trade secret, patent, and other rights relating thereto, expressly excluding any rights, title, or interest to any applications programming interface to any component of the Software ("API"), as implemented in any such custom program, in source code or object code form, or as described in documentation. Unless expressly agreed otherwise, all such APIs shall be treated as pcOrder Confidential Information. pcOrder hereby grants and agrees to grant to Client a nonexclusive, nontransferable, non-assignable (except as set forth in Section 18.2), nonsublicensable, worldwide license to use any such API solely as such API is implemented in any such custom program for the internal business purpose of Client and its Affiliates. Notwithstanding the foregoing, pcOrder shall be vested with, and Client hereby assigns and agrees to assign to pcOrder, all rights, title, and interest in and to any such custom programs that (a) the parties agree are appropriate for pcOrder to include in a general release of the Software to its licensees, (b) are integrations to Channel Partner back-office systems, or (c) are integrations between any component of the Software and any product of the following entities or their affiliates: SAP AG, Siebel Systems, Inc., i2, and Vignette. The parties may mutually agree on a per Assignment
Order basis and under mutually acceptable terms and conditions to grant ownership of modifications to the Software developed for Client under such Assignment Order to pcOrder.

13.  CONFIDENTIALITY

  13.1. "Confidential Information" includes all information disclosed by the parties, before or after the Effective Date, and generally not publicly known, whether tangible or intangible and in whatever form or medium provided, as well as any information generated by the parties to the extent that it contains, reflects, or is derived from Confidential Information, provided that tangible Confidential Information shall include only the Software, User Documentation, training materials and security procedure information delivered to Client by pcOrder and marked as "confidential" or the like, and any other information or materials that are marked as "confidential" or the like at the time of their disclosure. The terms and conditions of this Agreement are Confidential Information; however, the existence of this Agreement is not Confidential Information. All Confidential Information of pcOrder and Client is proprietary to pcOrder (or its third party licensors) and Client, respectively, and includes trade secrets and the unpublished copyrighted material of pcOrder and its third party licensors and Client. Except as expressly permitted in this Agreement, neither party may copy, reproduce, or distribute the Confidential Information of the other party, and neither party shall sell, lease, license, assign, transfer, or disclose the other party's Confidential Information to any third party. Each party shall protect the other party's Confidential Information by using the same degree of care but no less than a reasonable degree of care as it uses to safeguard its own confidential or proprietary information of a like nature from unauthorized use, disclosure, or dissemination. Client shall not reverse engineer the Software, or disassemble, decompile, or apply any procedure or process to the Software in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listings for the Software, any trade secret information, process, or other Confidential Information contained in the Software.

                                                                    CONFIDENTIAL
                                                                    ------------


  13.2. The Software and pcOrder's method of representation of modeled data and "constraint based" configuration approach and concept, as well as that of any third party licensor are also Confidential Information, including information relating thereto as given in oral form in pcOrder's training classes.

  13.3. Each party agrees to restrict access to the other party's Confidential Information to only the Affiliates, and the parties' and Affliates' employees and contractors who require such access in the course of their assigned duties and responsibilities and who have been informed of the obligations of Section 13. The parties agree that their and the Affiliates' employees and contractors (including the third parties referenced in Section 18.12) who may have access to any Confidential Information of the other party will be legally obligated, by a written agreement, to preserve the confidentiality of such information under terms and conditions no less restrictive than those set forth herein. For purposes of this Agreement, the term "access" shall exclusively mean access for Authorized Use only and shall not include the ability to copy or possess the Software or otherwise control its operation. The parties shall make all reasonable efforts to enforce such obligations.

  13.4. Notwithstanding Section 13.3, no contractor who is a competitor of pcOrder may have access to pcOrder's Confidential Information.

  13.5. Nothing in this Agreement shall be construed to convey any title or ownership rights to the Software or Confidential Information to Client or to any patent, copyright, trademark, or trade secret or grant any other right, title, or ownership interest to the Confidential Information except as may be provided by this Agreement.

  13.6. Without granting any right or license, the foregoing obligations shall not apply with respect to a party's Confidential Information which the other party can document and that: (i) was in the possession of or known by the other party without an obligation of confidentiality prior to receipt from the disclosing party, (ii) is or becomes general public knowledge through no fault or acts of the other party; (iii) is or becomes lawfully available to the other party from a third party without an obligation of confidentiality; (iv) is independently developed by the other party without use of any Confidential Information; or (v) is required to be disclosed pursuant to any law, code or regulation, provided the disclosing party is given ten (10) days written notice prior to such requirement in order that it may seek a protective order.

14.  TERM AND TERMINATION

  14.1. The Agreement shall remain in effect for [*] from the Effective Date unless terminated earlier as described below ("Initial Term"). The Agreement shall renew for additional twelve (12) month periods (each, a "Renewal Term") at the rates specified herein for such Renewal Terms, or if not specified herein, at pcOrder's then-current standard fees for the Software and Services, until such time as Client gives pcOrder thirty
        (30) days written notice prior to the end of the Initial Term or the then-current Renewal Term of its election not to renew the Subscription Licenses.

  14.2. This Agreement and any license issued hereunder and any respective Schedule may be respectively terminated earlier in accordance with the following:

           14.2.1. By pcOrder if Client fails to make any payments due hereunder within thirty (30) days after pcOrder delivers written notice of such default to Client.

           14.2.2. By either party on thirty (30) days written notice to the other party if the other party fails to perform any material obligation required of it under this Agreement and such failure is not cured within such thirty (30) day period.

           14.2.3. By either party if the other files a petition for bankruptcy or insolvency, has an involuntary petition filed against it, commences an action providing for relief under bankruptcy laws, files for the appointment of a receiver, or is adjudicated a bankrupt concern.

           14.2.4. If [*], [*], and [*] have not been accepted pursuant to
                   Section 4.3.6 by [*] (provided, however, that acceptance pursuant to Section 4.3.6(e)(2) shall not be considered acceptance for purposes of this Section 14.2.4), Client may terminate this Agreement, together with all licenses granted hereunder, by providing written notice of termination to pcOrder on[*] . Termination pursuant to this Section 14.2.4 shall be effective as of the first anniversary of the Effective Date. Upon termination pursuant to this Section 14.2.4, Client shall be relieved of the obligation to make those payments set forth in Section 4.1 that are due within forty-five (45) days of the first and second anniversaries of the Effective Date, but shall not be relieved of the obligation to make and shall not be entitled to any refund of the payment set forth in Section 4.1 that is due within forty-five (45) days of the Effective Date or any payments paid or payable pursuant to Section 4.3. If this Agreement is not terminated by Client pursuant to this Section 14.2.4 on[*] , [*], [*], and [*] shall be deemed accepted on that date if such New Versions have not already been accepted pursuant to Section 4.3.6.

           14.2.5. At any time on or before[*], Client may conduct the performance test set forth in Attachment K on the most recent version of the Software delivered to Client by pcOrder, provided, however, that before such performance test is conducted pcOrder shall be allowed to verify the environment of the test and all other test parameters. If the Software fails to pass such performance test, Client shall provide pcOrder written notice of such failure identifying with specificity the nature of such failure. After receipt of such notice, pcOrder shall have twenty-five (25) days in which to provide Client with a fix remedying the problem. If pcOrder fails to provide such a fix within such twenty-five-day period, Client may terminate this Agreement, together with all licenses granted hereunder, by providing written notice of termination to pcOrder, provided, however, such right to terminate pursuant to this Section 14.2.5 may be exercised only on or before [*] . Termination pursuant to this Section
                   14.2.5 shall be effective as of the first anniversary of the Effective Date. Upon termination pursuant to this Section 14.2.5, Client shall be relieved of the obligation to make those payments set forth in Section 4.1 that are due within forty-five (45) days of the first and second anniversaries of the Effective Date, but shall not

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

                                                                    CONFIDENTIAL
                                                                    ------------



                   be relieved of the obligation to make and shall not be entitled to any refund of the payment set forth in Section
                   4.1 that is due within forty-five (45) days of the Effective Date or any payments paid or payable pursuant to Section 4.3.

  14.3. The terms and conditions of this Subscription Services Agreement shall remain in effect and applicable to any Schedule that remains in effect after expiration or termination of this Agreement for the term of any such Schedule.

  14.4. With respect to each Software license hereunder, pcOrder may terminate Client's license to the particular Software if Client has failed to pay any fee due as required under this Agreement. pcOrder may immediately terminate any or all licenses hereunder if Client has breached its confidentiality obligations as set forth in Section 13 of this Agreement.

  14.5. Upon the termination of Client's licenses to any and all Software by pcOrder due to material breach of this Agreement by Client or by expiration of such licenses by the terms of this Agreement, Client shall within five (5) business days stop using the Software and shall return to pcOrder, or destroy, all copies thereof, as well as return or destroy all copies of pcOrder System User Documentation and related materials provided to Client under this Agreement for the Software. Within thirty
        (30) days from the termination of Client's license to such Software in accordance with this Section 14.5, Client shall provide pcOrder with a written certification signed by an officer of Client that all copies thereof have been returned or destroyed and no copies of the Software have been retained by Client except for archival and backup copies pursuant to Section 2.1.6 of this Agreement. All archival and backup copies of the Software shall be destroyed consistent with Client's standard procedures with respect to archival and backup copies.

  14.6. Notwithstanding anything to the contrary in Section 14.5, upon termination of this Agreement by Client pursuant to Section 14.2.2, Client may opt to continue to license the object code version of the Software pursuant to the terms of Sections 2, 3, and 4 of this Agreement without Maintenance and Support Services and, notwithstanding anything herein to the contrary, without any entitlement to future versions of the Software not yet delivered to Client, by so specifying in the written notice provided to pcOrder pursuant to Section 14.2.2. After such termination and notice, pcOrder shall discount all Annual Subscription License Fees to be paid thereafter pursuant to the terms of
        Section 4.2 by[*].

15.  WARRANTY AND REMEDIES

  15.1. Each party represents and warrants to the other that it has the right to enter into this Agreement and to perform its obligations under this Agreement. Without limitation, pcOrder represents and warrants that it has the right to grant to Client licenses as provided herein. Each party represents and warrants that it has the right to disclose to the other and grant the other party access to the information disclosed under the terms of this Agreement. pcOrder represents, to the best of its knowledge, that the Software does not infringe any patent or copyright or violate any other proprietary rights of a third party.

  15.2. Information and data provided by pcOrder to Client through the Data Maintenance Services is provided "AS IS" and is not verified or expressly or implicitly warranted by pcOrder. pcOrder does not represent that the information obtained is error free and shall not be liable or responsible for any pricing, configuration, availability, or other errors contained in any information provided to Client or Authorized Users.

  15.3. Except as otherwise provided on a Schedule, pcOrder warrants that the Software will materially conform with the specifications set forth in the User Documentation and Attachment D for a period of ninety (90) days from the date that the Software Acceptance Crteria specified in Attachment D hereto establishes that the Software is performing satisfactorily. Should the Software fail to materially conform to the specifications during the Warranty Period, Client shall promptly notify pcOrder in writing of such nonconformance. To the extent that the nonconformance exists in a current, unaltered release of the Software, pcOrder shall, at its own cost and expense, make every commercially reasonable effort to correct the nonconformance or, if necessary, to replace the nonconforming Software.

          15.3.B pcOrder warrants that the Software, when used in accordance with the applicable Documentation, will perform the functions specified in such Documentation when processing calendar dates falling before, on, or after January 1, 2000, including February 29, 2000 and dates thereafter, and will not produce a material Severity Level 1 or 2 failure (as defined in Attachment H) and will not produce invalid or incorrect results relative to calendar year and leap year calculations.

  15.4. pcOrder warrants that all services performed under the Agreement shall be performed in a workmanlike and professional manner by its employees or by third party contractors.

  15.5. EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT, PCORDER MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

  15.6. Notwithstanding Sections 15.1, 15.2, and 15.4, any express, implied, or statutory warranties arising under this Agreement are VOID if Client has made changes to the Software or permitted any changes to be made other than by or with the express, written approval of pcOrder.

16.  INFRINGEMENT

  16.1. pcOrder agrees to indemnify, defend, and hold Client harmless from any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorney's fees and costs) or liabilities that may result, in whole or in part, or arise out of any legal action based on any claim that any Software or custom program delivered by pcOrder to Client ("Delivered Program") infringes a copyright, patent, trade secret, or other proprietary right of a third party. Such obligation is subject to the following conditions:

           16.1.1. Client must notify pcOrder in writing promptly after Client becomes aware of a claim.

           16.1.2. The parties agree to cooperate in good faith in the defense of any legal action or suit brought by third parties based on any claim that the Delivered Program violates or infringes upon the existing rights of any third party.

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                                                                    CONFIDENTIAL
                                                                    ------------


           16.1.3. pcOrder has sole control of the settlement, compromise, negotiation, and defense of any such action. Client may elect to participate in any such action with an attorney of its own choice and at its own expense; however, with regard to the infringement claim and the defense and/or litigation thereof, pcOrder shall remain in sole control.

           16.1.4. pcOrder may, at its sole option, obtain the right for Client to continue using the Delivered Program for the remaining portion of the term, or replace or modify the Delivered Program so it is no longer infringing and is functionally equivalent to the infringing Delivered Program. If pcOrder is unable to, or if it is commercially unreasonable for pcOrder to provide Client with a non-infringing Delivered Program, pcOrder will provide Client, a refund of the most recent Annual Subscription License Fee actually paid to pcOrder, and Client may terminate this Agreement.

           16.1.5. The foregoing indemnity shall not apply to any infringement claim to the extent that the claim arises from (i) a Delivered Program which has been modified by Client or any third party without pcOrder's express written consent where such modification gave rise to the infringement claim; (ii) Client's use of the Delivered Program in conjunction with Client's data where use with such data gave rise to the infringement claim, provided that the Delivered Program could be used for its intended purpose with a non-infringing form of the data; (iii) Client's use of the Delivered Program with other software or hardware (but expressly excluding from such other software and hardware Microsoft's Windows NT operating system and SQL Server database management program), where use with such other software or hardware gave rise to the infringement claim; (iv) a custom program delivered by pcOrder to Client to the extent that the infringement claim arises from any information or materials incorporated into the custom program that was specified, prepared, or contributed by any entity other than pcOrder or a contractor of pcOrder, including but not limited to specifications, documentation, and source or object code; or (v) Client's unauthorized use of the Delivered Program.

  16.2. SECTION 16 STATES THE ENTIRE LIABILITY OF PCORDER WITH RESPECT TO ANY CLAIM OF ANY TYPE INFRINGEMENT.

17. LIMITATION OF LIABILITY

  17.1. EXCEPT FOR CLIENT'S OBLIGATIONS UNDER SECTION 2, THE INFRINGEMENT INDEMNIFICATION SET FORTH IN SECTION 16 HEREIN, AND THE PARTIES' OBLIGATIONS UNDER SECTION 13, THE LIABILITY OF EITHER PARTY TO THE OTHER, IN THE AGGREGATE, FOR ANY REASON AND UPON ANY AND ALL CLAIMS AND CAUSES OF ACTION INCLUDING CONTRACT, TORT, NEGLIGENCE, OR OTHER CAUSES OF ACTION, SHALL BE LIMITED TO [*] . PCORDER'S LIABILITY TO CLIENT WITH RESPECT TO ANY PARTICULAR PRODUCT OR DEVELOPMENT PROJECT PURSUANT TO
        SCHEDULE 1, SUCH AS A PROJECT TO DEVELOP A PARTICULAR USER INTERFACE OR THIRD PARTY INTEGRATION (WHICH PROJECT MAY INCLUDE ONE OR MORE ASSIGNMENT ORDERS), SHALL BE LIMITED TO[*] . NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF IT IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE. PCORDER FURTHER DISCLAIMS ANY LIABILITY FOR ANY PRICING, CONFIGURATION, AVAILABILITY, OR OTHER ERROR CONTAINED IN ANY DATA INCLUDING CLIENT DATA OR DATA PROVIDED TO AUTHORIZED USERS.

  17.2. Neither party shall be liable for any delay or failure to perform its obligations and Services hereunder for causes that are beyond its reasonable control. For illustration purposes, and without limiting the generality thereof, such causes shall include, but are not limited to, acts of nature, floods, fires, loss of electricity or other utilities, lack of Client support necessary for the timely provision of Services, or delays by Client in providing required software, hardware, information, personnel, or performing any other obligation hereunder. Additionally, and notwithstanding any provisions or any hardware warranty or other agreement provisions to the contrary, pcOrder shall not be liable for any delay or failure to perform any of its obligations and Services hereunder due to any breach of the applicable Client standard, limited warranty statement provided in accordance with Section 9.3.

18. MISCELLANEOUS

  18.1. This Agreement shall not be amended unless in writing signed by each party. All changes to this Agreement shall be made by written amendment and any alterations made on the Agreement document itself shall be of no force or effect.

  18.2. Neither party may assign this Agreement or any license created hereunder by operation of law, change of control, or in any other manner without the prior written consent of the other, and such consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if either party assigns this Agreement in connection with a merger, acquisition, or sale of all or substantially all of its assets. All other assignments are void. This Agreement shall be binding upon all successors and assigns.

  18.3. In the event an action, including arbitration, is brought to enforce any provision or declare a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal and other related costs and expenses, including reasonable attorneys' fees, incurred thereby.

  18.4. Each party acknowledges that the other party shall have the right to take all reasonable steps to protect its Software, Confidential Information, and Client Confidential Information, including, but not limited to, injunctive relief and any other remedies as may be available at law or in equity in the event the other party does not fulfill its obligations under this Agreement.

  18.5. Any notice required under the Agreement shall be given in writing and shall be deemed effective upon delivery to the party to whom addressed. All notices shall be sent to the applicable address specified on the face page hereof or to such other address as the parties may designate in writing.

                                                                    CONFIDENTIAL
                                                                    ------------

  18.6. If any term or provision of this Agreement is determined to be invalid or unenforceable for any reason, it shall be reformed rather than voided, if possible, to achieve the intent of the parties to the fullest extent possible. In any event, all other terms and provisions shall be deemed valid and enforceable to the maximum extent possible.

  18.7. The Agreement and any related action shall be governed and interpreted by the laws of the State of Texas except for the conflict of laws provisions thereof.

  18.8. The failure of a party to enforce any provision of this Agreement or any Schedule or Exhibit hereto shall not constitute a waiver of such provision, remedy, or the right of such party to enforce such provision or any other provision.

  18.9. The provisions set forth in Sections 2.1.6, 2.3, 2.4, 2.8, 2.9, 5, 12,
        13, 15, 16, 17, 18.2 through 18.21 of this Subscription Services Agreement shall survive termination or expiration of this Agreement and any applicable license hereunder.

  18.10.The parties are independent contractors and nothing in the Agreement shall be deemed to make a party an agent, employee, partner or joint venturer of the other. Neither party shall have authority to bind, commit, or otherwise obligate the other party in any manner whatsoever.

  18.11.This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals and prior discussions and writings between the parties with respect thereto.

  18.12.pcOrder shall have the right to use third parties in performance of its obligations and Services hereunder and, for purposes of the Agreement, all references to pcOrder or its employees shall be deemed to include such third parties.

  18.13.This Agreement may be signed in one or more counterparts, each of which is an original for all purposes but all of which taken together constitute only a single instrument.

  18.14.Both parties shall comply with all then-current export and import laws and regulations of the United States and such other governments as are applicable when using the Software. Both parties hereby certify that they will not directly or indirectly export, re-export, transship, or transmit the Software, or any portion thereof, or related information, media, or products in violation of United States laws and regulations.

  18.15.Both parties agree to comply with all applicable laws, regulations, and ordinances relating to its performance under this Agreement.

  18.16.The terms and conditions of any purchase order or other instrument issued by Client or pcOrder in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on either party.

  18.17.pcOrder reserves all rights not specifically granted herein.

  18.18.During the term of this Agreement and for a period of one (1) year thereafter, Client and pcOrder agree not to solicit, nor attempt to solicit, the services of any employee or contractor of the other party without the prior written consent of the other party. Violation of this provision shall entitle the adversely affected party to assert liquidated damages against the other party equal to one hundred (100) percent of the solicited person's new gross annual compensation.

  18.19.Headings are for reference purposes only, have no substantive effect, and shall not enter into the interpretation hereof.

  18.20.This Agreement incorporates this Subscription Services Agreement and
        Assignment Orders, Exhibits, Schedules, and Attachments which reference this Subscription Services Agreement and are mutually agreed upon in writing by authorized representatives of the parties.

  18.21.In the event of a conflict between the terms and conditions of the Subscription Services Agreement and any Schedules and Attachments thereto, the terms and conditions of the Schedules and Attachments shall prevail in that order.

          By signing below, each party acknowledges that it has read, understands, and agrees to the terms of this Agreement:



pcOrder.com, Inc.:                        Compaq Computer Corporation:

      /s/ Christina Jones   6/21/99            /s/ Ben K. Wells
     ---------------------------------        ---------------------------
By:  Signature               Date         By:  Signature        Date

     Christina C. Jones                        Ben K. Wells
     -------------------------------           ------------------------
     Name                                      Name

     President & COO                           Chief Financial Officer (Acting)
     --------------------------                --------------------------------
     Title                                     Title    VP, Corporate Treasurer

                                                                    CONFIDENTIAL
                                                                    ------------

                                 ATTACHMENT A
                    TO THE SUBSCRIPTION SERVICES AGREEMENT

                             SUBLICENSE AGREEMENT

                                    between

                               pcOrder.com, Inc.

                            5001 Plaza on the Lake

                               Austin, TX 78746

                                   "pcOrder"

                                      and

                     [Group I or Group II Authorized User]

                               [address of same]

                                 ("Licensee")



PLEASE CAREFULLY READ THE TERMS AND CONDITIONS OF THIS AGREEMENT BEFORE USING
-----------------------------------------------------------------------------
THE PCORDER SOFTWARE.  BY USING THE PCORDER SOFTWARE, YOU AGREE TO BE BOUND BY
------------------------------------------------------------------------------
THE TERMS OF THIS AGREEMENT.   IF THIS AGREEMENT IS NOT ACCEPTABLE TO YOU, DO
-----------------------------------------------------------------------------
NOT INSTALL THE PCORDER SOFTWARE OR ACCESS THE PCORDER SYSTEM AND PROMPTLY
--------------------------------------------------------------------------
RETURN THE PCORDER SOFTWARE TO THE PARTY BY WHOM IT WAS DISTRIBUTED. YOUR USE OF
--------------------------------------------------------------------------------
THE PCORDER SYSTEM IS SUBJECT TO AND CONTINGENT ON YOUR ACCEPTANCE OF THE TERMS
-------------------------------------------------------------------------------
AND CONDITIONS OF THIS AGREEMENT.
---------------------------------

This Digitized License Agreement (this "Agreement') is entered into between you (either as an individual or an entity) and pcOrder.com, Inc. ("pcOrder"). This Agreement governs your: (i) use of the pcOrder software program, related user documentation, and any fixes, releases, upgrades and new versions or enhancements which pcOrder may subsequently issue to you (collectively, the "Software") and (ii) access to pcOrder's configuration, quotation, and lease financing services system (the "pcOrder system").


1.  LICENSE GRANT AND RIGHT OF USE

    1.1. Each license granted hereunder shall be a nonexclusive, nontransferable, and nonassignable license to use the object code version of this Software.

    1.2. Licensee may use the Software to access the Compaq CTO module for purposes of enabling Licensee and its customers to electronically configure, obtain prices and quotes for, determine the availability of, and electronically order for use, distribution, or reselling manufactured, marketed, and distributed products of pcOrder (the foregoing activities being hereafter defined as "Electronic Commerce").

    1.3. Licensee may use the Software to perform the configuration-related functions described in any applicable documentation, which documentation will be provided to Licensee in either hard copy format or via an online help format.

    1.4. The license for the Software granted herein shall be a single user license. Only one (1) individual user may access each copy of the Software. User IDs and passwords shall be provided by pcOrder or pcOrder's third party licensor.

    1.5. Licensee shall have no right to distribute, sublicense, transfer, or assign the Software. If Licensee ceases to require use of the Software, Licensee shall destroy or return all copies of the Software to pcOrder. Licensee agrees to promptly notify pcOrder if it becomes aware of any use of the Software in an unauthorized manner and shall cooperate with pcOrder by providing additional information and assistance in effecting a resolution of such misuse.

    1.6. Unless otherwise expressly permitted in this Agreement, Licensee shall not: (i) use the Software to process or permit to be processed the data for any third party; (ii) use the Software in operation of a service bureau; (iii) disassemble, decompile, or reverse engineer the Software; (iv) permit any subsidiaries, affiliated entities, or third parties to use the Software; (v) sublicense the Software to any third parties; or (iv) use this Software for the benefit of any third party.

    1.7. The term of this Agreement and rights and licenses granted herein shall begin upon the date of execution of this Agreement and pcOrder may earlier terminate this Agreement upon the termination of pcOrder's license agreement with any third-party licensor which owns any intellectual property contained in the Software and may terminate access and use of the Compaq CTO module upon termination of any applicable agreement between pcOrder and Compaq Computer Corporation.

2.  REPRODUCTION and DISTRIBUTION

    2.1.  Subject to the restrictions set forth herein, Licensee may make one
          (1) copy of the Software for archive purposes and backup use in emergency situations .

    2.2. Licensee shall include any copyright notice, proprietary legend, and other indicia of ownership on all copies, in the content and format as those which were contained on the copy originally distributed to Licensee. Licensee shall pay all duplication costs incurred by Licensee in making the copy of the Software.

    2.3. Licensee shall keep and maintain complete and accurate records of each copy of the Software. All such copies shall be owned by pcOrder.

    2.4. Licensee agrees that pcOrder may, upon thirty (30) days prior written notice, enter Licensee's premises to verify Licensee's compliance with the provisions of this Agreement. Such inspections shall be limited to
          (i) one annual inspection (unless pcOrder believes that it has just cause for multiple inspections); (ii) occurring during Licensee's normal business hours; and (iii) strictly limited to those records pertaining to the Software licensed hereunder. These rights of inspection shall remain in effect through the period ending six (6) months from the termination or expiration of this Agreement and any applicable license hereunder.

3.  CONFIDENTIALITY

    3.1. "Proprietary Information" provided to Licensee includes valuable confidential information and trade secrets which are proprietary to pcOrder or its third party licensor. Proprietary Information includes the Software and other related materials furnished by pcOrder and the oral and visual information relating thereto. pcOrder's third party licensor's method of representation of modeled data and their approach to configuration, including the "constraint-based" approach and concept are Proprietary confidential information. Nothing in this Agreement shall be construed to convey any title or ownership rights to the Proprietary Information to Licensee. Licensee shall not sell, lease, license, assign, transfer, or disclose the Confidential Information to any third party and shall not copy, reproduce or distribute the Confidential Information except as expressly permitted in this Agreement. Client shall protect the Proprietary Information by using the same degree of care but no less than a reasonable degree of care as it uses to safeguard its own confidential or proprietary information of a like nature from unauthorized use, disclosure, or dissemination.

    3.2. Licensee shall not reverse engineer the Software, or disassemble, decompile, or otherwise apply any procedure or process to the Software in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listings for the Software or any algorithm process or procedure or trade secret information contained in the Software.

    3.3. Licensee agrees to restrict access to the Proprietary Information only to employees who require access in the course of their assigned duties and responsibilities and have agreed in writing to be bound by provisions no less restrictive than those set forth in this Section 3.

    3.4. Nothing in this Agreement shall be construed to convey any title or ownership rights to the Proprietary Information to Licensee or to any patent, copyright, trademark, or trade secret or grant any other right, title, or ownership interest to the Confidential Information except as may be provided by this Agreement.

    3.5. Without granting any right or license, Confidential information shall not include any information which the receiving party can document and: (i) was in the possession of or known by the other party without an obligation of confidentiality prior to receipt from the disclosing party, or (ii) is or becomes general public knowledge through no fault or acts of the other party; (iii) is or becomes lawfully available to the other party from a third party without an obligation of confidentiality; or (iv) is independently developed by the other party without use of any such Confidential Information.

4.  TERM AND TERMINATION

    4.1. This Agreement and any license created hereunder may be terminated in accordance with the following:

       4.1.1.  By pcOrder, in accordance with Section 1.7.

       4.1.2. By pcOrder or Licensee, without cause, upon fifteen (15) days prior written notice.

       4.1.3. By pcOrder if Licensee files a petition for bankruptcy or insolvency, has an involuntary petition filed against it, commences an action providing for relief under bankruptcy laws, files for the appointment of a receiver, or is adjudicated a bankrupt concern.

    4.2. Upon termination of this Agreement and any license hereunder, Licensee's rights to the affected Software shall cease. Licensee shall immediately stop using such Software and shall, at pcOrder's sole option, either:

       4.2.1.  return such Software to pcOrder; or

       4.2.2.  destroy all copies thereof at pcOrder's direction.

    4.3. In addition, Licensee shall provide pcOrder with written certification signed by an officer of Licensee, that all copies of the Software have been returned or destroyed and that no copies have been retained by Licensee for any purpose whatsoever.

5.  WARRANTY

    5.1. Each party represents and warrants to the other that it has all rights necessary to enter into this Agreement and to perform its obligations under this Agreement.

    5.2. THE SOFTWARE IS LICENSED ON AN "AS IS" BASIS. IN ADDITION. INFORMATION OBTAINED VIA THE COMPAQ CTO MODULE OR OTHER USE OF THE SOFTWARE SUCH AS ANY PRICING, CONFIGURATION, AVAILABILITY, OR OTHER DATA IS MADE AVAILABLE ON AN "AS IS" BASIS. NEITHER COMPAQ NOR ITS THIRD PARTY LICENSORS MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED, OR STATUTORY AS TO THE SOFTWARE OR THE INFORMATION, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

6.  LIMITATION OF LIABILITY

NEITHER PCORDER NOR COMPAQ WILL BE LIABLE TO LICENSEE OR ANY OTHER PARTY FOR ANY LOSS OR DAMAGE, INCLUDING ANY GENERAL, INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, ARISING UNDER THIS AGREEMENT UNDER ANY THEORY OF LIABILITY INCLUDING CONTRACT, TORT, NEGLIGENCE, OR OTHER CAUSES OF ACTION OR LICENSEE'S OR ITS SUBLICENSEE'S USE OR POSSESSION OF THE SOFTWARE OR USE OF THE CTO MODULE EVEN IF IT IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE FOREGOING LIMITATIONS MAY NOT APPLY TO YOU.

7.  MISCELLANEOUS

    7.1. This Agreement shall not be amended unless in writing signed by each party. All changes to this Agreement shall be made by written amendment and any alterations made on the Agreement document itself shall be of no force or effect.

                                                                    CONFIDENTIAL
                                                                    ------------


    7.2. Licensee acknowledges that pcOrder shall have the right to take all reasonable steps to protect its Software and other Proprietary Information, including, but not limited to, injunctive relief and any other remedies as may be available at law or in equity in the event the Licensee does not fulfill its obligations under this Agreement.

    7.3. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals and prior discussions and writings between the parties with respect thereto.

    7.4. The failure of a party to enforce any provision of this Agreement hereto shall not constitute a waiver of such provision, remedy, or the right of such party to enforce such provision or any other provision.

    7.5. If any term or provision of this Agreement is determined to be invalid or unenforceable for any reason, it shall be reformed rather than voided, if possible, to achieve the intent of the parties to the fullest extent possible. In any event, all other terms and provisions shall be deemed valid and enforceable to the maximum extent possible.

    7.6. The provisions set forth in Sections 3, 4.2, 4.3, and 6 of this Agreement shall survive termination or expiration of this Agreement and any applicable license hereunder.

    7.7.  pcOrder reserves all rights not specifically granted herein.

    7.8. Headings are for reference purposes only, have no substantive effect, and shall not enter into the interpretation hereof.

    7.9. The terms and conditions of any purchase order or other instrument issued by Licensee in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on pcOrder.

   7.10. ln the event any action, including arbitration, is brought to enforce any provision of this Agreement or to declare a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal and other related costs and expenses, including attorney's fees, incurred thereby.

   7.11. Licensee shall not directly or indirectly export the Software without the prior written permission of pcOrder. Should pcOrder grant Licensee the right to export the Software, Licensee shall comply with all then current export and import laws and regulations of the United States and such other governments as are applicable when distributing the Software.

  7.12. If You have any questions concerning the Agreement, please write to pcOrder at 5001 Plaza on the Lake, Austin, TX 78746.

This document and Your signature in electronic form, or a hard copy duplicate in good form, shall be considered an original document with authenticated signature admissible into evidence unless the document's authenticity is genuinely placed in question. By indicating agreement below, You acknowledge that you have read, understand, and agree to the terms of this Agreement.

YES, I AGREE TO THESE TERMS:  (Type complete Name                 )
                               -----------------------------------
NO, I DO NOT AGREE TO THESE TERMS

                                 ATTACHMENT B
                    TO THE SUBSCRIPTION SERVICES AGREEMENT

                          DIGITIZED ACCESS AGREEMENT

PLEASE CAREFULLY READ THE TERMS AND CONDITIONS OF THIS AGREEMENT BEFORE USING
-----------------------------------------------------------------------------
THE PCORDER SOFTWARE.  BY USING THE PCORDER SOFTWARE, YOU AGREE TO BE BOUND BY
------------------------------------------------------------------------------
THE TERMS OF THIS AGREEMENT.   IF THIS AGREEMENT IS NOT ACCEPTABLE TO YOU, DO
-----------------------------------------------------------------------------
NOT INSTALL THE PCORDER SOFTWARE OR ACCESS THE PCORDER SYSTEM AND PROMPTLY
--------------------------------------------------------------------------
RETURN THE PCORDER SOFTWARE TO THE PARTY BY WHOM IT WAS DISTRIBUTED. YOUR USE OF
--------------------------------------------------------------------------------
THE PCORDER SYSTEM IS SUBJECT TO AND CONTINGENT ON YOUR ACCEPTANCE OF THE TERMS
-------------------------------------------------------------------------------
AND CONDITIONS OF THIS AGREEMENT.
---------------------------------

This Digitized Access Agreement (this "Agreement") is entered into between you (either an individual or an entity) and pcOrder.com, Inc. ("pcOrder"). This Agreement governs your: (iii) use of the pcOrder software program, related user documentation, and any fixes, releases, upgrades and new versions or enhancements which pcOrder may subsequently issue to you (collectively, the "pcOrder Software") and (iv) access to pcOrder's configuration, quotation, and lease financing services system (the "pcOrder system").

1.  LICENSE GRANT AND ONLINE SERVICES.

Subject to the terms and conditions of this Agreement, pcOrder hereby grants
You: (i) a non-exclusive, nontransferable, limited use license (the "License") to use the object code version of the pcOrder Software; and (ii) the right to access the pcOrder system, as well as other generally available pcOrder files, libraries, electronic mail and ordering, discussion forums and live chat areas which pcOrder authorizes you to access (collectively, the "Online Services"). pcOrder may at any time revise these terms and conditions upon notice prior to your access of the pcOrder system session in which such revised terms and conditions are effective. Your continued use of the pcOrder system subsequent to such notice indicates your acceptance of such revisions.

2.  RIGHTS OF AND RESTRICTIONS ON USE.
You may use the pcOrder Software and pcOrder system (collectively the "System") as follows:

    2.1. pcOrder Software: You may load and use the pcOrder Software on a single computer solely in conjunction with the pcOrder system to configure, determine availability, price, quote, and order the Products, to access lease financing information, transmit credit application information, and to access lease finance documentation as provided by Third Party Lenders.

    2.2. pcOrder system: You may use the information obtained from the pcOrder system solely in support of Your internal business or personal activities. You may download, store, load, and execute, on your remote access equipment, any JAVA applets or similar client-side routines made available by pcOrder.

    2.3. Use of the pcOrder system is limited to "Named Users" who have been provided a unique User ID and secret password (the "Logon ID") from pcOrder. Only one (1) person per Logon ID may use the pcOrder Software and access the pcOrder system.

    2.4. You are responsible for installing the pcOrder Software on properly configured and compatible computer equipment as specified in any applicable user documentation. You are responsible for all costs such as long distance, modem, and other communication costs required to access the System. You are also responsible for safeguarding and protecting your Logon ID from disclosure or use by others. You agree to promptly change Your password and notify pcOrder if You have reason to believe Your account is being accessed or used by others. YOU ARE STRICTLY LIABLE FOR ALL ACTIVITY USING YOUR LOGON ID AND ACCOUNT.

    2.5. Except with the express written consent of pcOrder or as expressly stated herein, You may not:

          2.5.1.  allow anyone else to use or share Your Logon ID;

          2.5.2. modify, disassemble, decompile, reverse engineer, or apply any process, technique, or procedure to the pcOrder Software in an attempt to ascertain or derive the source code or source listings or any trade secret or other confidential information contained therein;

          2.5.3. publicly display, copy, download, store, reproduce, transmit, distribute, resell, use the pcOrder Software in operation of a service bureau, or otherwise commercially exploit any part of the pcOrder system, including any data or information derived from the pcOrder system, in any format or through any technology or media now existing or hereafter developed;

          2.5.4. copy (except for one back-up copy), distribute, sell, resell, sublicense, rent, assign, lease, loan, delegate, or transfer the pcOrder Software, this License, or any of Your rights under this Agreement to any other party; or

          2.5.5. use the pcOrder Software in any country other than the country in which the pcOrder Software was acquired from an authorized pcOrder representative.

Restricted Rights.

The pcOrder Software is provided with Restricted Rights. Use, duplication or disclosure by the U.S. Government is subject to the restrictions in subparagraph
(c) (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or subparagraphs (c) (1) and (2) of the Commercial Computer Software - Restricted Rights at 48CFR52.227-19, as applicable. The Software manufacturer is pcOrder or its third party licensor.

Export Regulations.

The transfer of technology across national boundaries is regulated by the U.S. Government. You hereby certify that You will not export or re-export (including by way of inbound or outbound electronic transmission) any data or technology derived from the pcOrder system in violation of United States laws and regulations.

3.  TITLE, CONFIDENTIALITY.

You agree that all rights, title, and interest (including all copyrights and other intellectual property rights) in the pcOrder system, and all trademarks, service marks, and tradenames belong exclusively to pcOrder, its third party licensors, and other parties which have granted certain rights to pcOrder. You also acknowledge that the pcOrder Software contains trade secret and copyrighted information of pcOrder. Title to the pcOrder Software, related materials and all copies thereof and intellectual property rights related thereto shall remain with pcOrder and/or any of its third party licensors. You may not disclose, give, or transfer the pcOrder Software to any other party. You will not allow the defacement or removal of any confidential or proprietary notice placed on the pcOrder Software.

4.  ORDERING PRODUCTS.

    4.1. You may have the option to purchase Products over the Online Services using a credit card and by sending that information over the Internet to a Third-Party Vendor ("Vendor") to whom your order is directed. The OnLine Services use the "Secure Sockets Layer," which is intended to encrypt your communication to protect the information from access by unauthorized third parties. Neither pcOrder nor any Vendor, however, can guarantee that the Secure Sockets Layer will operate as intended or that a third party will not be able to access such information. If you have any concerns about sending such information over the Internet, you should use an alternative means of payment. You agree that pcOrder shall not have any liability for any failure by the encryption technology to protect your information.

    4.2. The prices contained on the pcOrder system have been provided to pcOrder by third parties and, to the best of pcOrder's knowledge, the prices are accurate. If You submit an order and it is determined that the prices on which the order was based are in fact, inaccurate, Your Order will be rejected and You will have the opportunity to submit a new order at the correct pricing.

    4.3. pcOrder is not a party to transactions between you and any Vendor. PCORDER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WHETHER EXPLICIT, IMPLIED, OR STATUTORY REGARDING GOODS OR SERVICES YOU OBTAIN FROM VENDORS AND YOU AGREE TO LOOK SOLELY TO SUCH VENDORS FOR ALL CLAIMS REGARDING THE GOODS OR SERVICES.

5.  EXTERNAL SITES.

The OnLine Services may contain links to other sites on the Internet which are owned and operated by Vendors (the "External Sites"). You acknowledge that pcOrder is not responsible for the availability of, or the content located on or through, any External Site. You should contact the site administrator or Webmaster for those External Sites if you have any concerns regarding such links or the content located on such External Sites.

6.  TERM OF LICENSE.

The License granted herein and the use of the Software is contingent on the payment of subscription fees and other obligations by the Vendors who have executed agreement(s) to allow access to and use of the pcOrder system (the "Subscription") for its Users. This License will terminate if (i) You fail to comply with any of the terms or conditions of this Agreement or (ii) the Subscription is terminated. You must discontinue use and destroy all copies of the pcOrder Software upon termination of this Agreement.

7.  WARRANTIES.

THE PCORDER SOFTWARE IS LICENSED ON AN "AS IS" BASIS. IN ADDITION, INFORMATION CONTAINED IN THE PCORDER SYSTEM REPRESENTS DATA COMPILED BY PCORDER FROM HARDWARE MANUFACTURERS, DISTRIBUTORS AND OTHER THIRD PARTIES AND HAS BEEN MADE AVAILABLE ON AN "AS IS" BASIS. NEITHER PCORDER OR IT'S THIRD PARTY LICENSORS MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED, OR STATUTORY, AS TO THE PCORDER SOFTWARE, THE PCORDER SYSTEM, OR THE USE THEREOF INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. NEITHER PCORDER OR IT'S THIRD PARTY LICENSORS MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED, OR STATUTORY, AS TO THE ACCURACY OF THE DATA CONTAINED IN THE PCORDER SYSTEM.

8.  LIMITATION OF LIABILITY.

    8.1. NEITHER PCORDER OR ITS THIRD PARTY LICENSORS SHALL BE LIABLE FOR ANY LOST PROFITS OR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND AND HOWEVER CAUSED, EVEN IF PCORDER OR ITS THIRD PARTY LICENSORS ARE ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. PCORDER FURTHER DISCLAIMS ANY LIABILITY FOR ANY PRICING, CONFIGURATION, DELAY, AVAILABILITY, OTHER ERRORS CONTAINED IN ANY DATA OR SOFTWARE, OR DELAY IN FURNISHING ANY PRODUCTS OR DATA. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE FOREGOING LIMITATIONS MAY NOT APPLY TO YOU.

    8.2. IN NO EVENT SHALL PCORDER'S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE FEES PAID BY YOU TO PCORDER UNDER THIS AGREEMENT.

9.  MISCELLANEOUS.

    9.1. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law provisions thereof.

    9.2. This is the entire agreement between the parties relating to the subject matter unless You have entered into a Subscription Services Agreement with pcOrder. In the event the Subscription Services Agreement contains any terms and conditions that conflict with or are in addition to the terms and conditions of this Agreement, those terms and conditions contained in the Subscription Services Agreement will prevail.

    9.3. No waiver of any provision of this Agreement by pcOrder will be effective unless made in writing. Any waiver made by pcOrder of any provisions of this Agreement will not be considered a waiver of that provision for the future, or for any subsequent breach thereof. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

    9.4. Any provision in this Agreement found by a court or other tribunal of competent jurisdiction to be illegal, invalid, or unenforceable shall be reformed to the minimum extent necessary in order for this Agreement to otherwise remain in full force and effect and the other provisions shall remain in full force and effect.

    9.5. The provisions set forth in Sections 2.5.1 through 2.5.3, 0, 3, 8, 9.1, and 9.2 of the body of this Agreement shall survive termination or expiration of this Agreement and any applicable license hereunder.

   9.6. If You have any questions concerning the Agreement, please write to pcOrder at 5001 Plaza on the Lake, Austin, TX 78746.

This document and Your signature in electronic form, or a hard copy duplicate in good form, shall be considered an original document with authenticated signature admissible into evidence unless the document's authenticity is genuinely placed in question. By indicating agreement below, You acknowledge that you have read, understand, and agree to the terms of this Agreement.

YES, I AGREE TO THESE TERMS:  (Type complete Name                 )
                               -----------------------------------
NO, I DO NOT AGREE TO THESE TERMS

                                 ATTACHMENT C
                    TO THE SUBSCRIPTION SERVICES AGREEMENT


 Channel Partner, Independent Reseller, and Client Corporate Account Authorized
                     User Identity and Contact Information

     The following are the identities and contact information for each Channel Partner, Independent Reseller, and Client Corporate Account Authorized User.

1.  CHANNEL PARTNER AUTHORIZED USERS:
      1.  Name:_______________________________________________
          Address:____________________________________________
          Telephone No.:______________________________________
          Contact:____________________________________________
          pcOrder Deployment Acceptance notification Date:____ Successful Deployment Date:_________________________
          ...


2.  INDEPENDENT RESELLER AUTHORIZED USERS:
       1. Name:_______________________________________________
          Address:____________________________________________
          Telephone No.:______________________________________
          Contact:____________________________________________
          pcOrder Deployment Acceptance notification Date:____ Successful Deployment Date:_________________________
          ...

3.   CLIENT CORPORATE ACCOUNT AUTHORIZED USERS:
      1.  Name:_______________________________________________
          Address:____________________________________________
          Telephone No.:______________________________________
          Contact:____________________________________________
          pcOrder Deployment Acceptance notification Date:___ Successful Deployment Date:_________________________

          ...

                                                                    CONFIDENTIAL
                                                                    ------------

                                  ATTACHMENT D
                     TO THE SUBSCRIPTION SERVICES AGREEMENT

               CTO Module Functional and Deployment Descriptions
               -------------------------------------------------


     All references herein to Channel Partners, Channel Partner's customers, VARs, Reseller, user, sales representatives, Distributors, Corporate Resellers, Retail Partners, Independent Resellers, and all other entities, individuals, or their representatives apply only to the same who are also Authorized Users.

     Acceptance Criteria is divided into distinct Software and Deployment Acceptance Criteria as specified below. Client shall designate a CTO Project Manager within fifteen (15) days of the Effective Date who shall be responsible for evaluating Software Acceptance and Deployment Acceptance on behalf of Client.

     Client's designated CTO Project Manager shall be __________________________ with a business address of c/o Compaq Computer Corporation, 20555 S.H. 249, Houston, TX 77070, a phone number of ____________________, and an e-mail address of ______________________. pcOrder's designated Acceptance Contact shall be [*] with a business address of c/o pcOrder.com Inc., 5001 Plaza on the
Lake,  Austin, TX  78746, (512) 684-1100, and an e-mail address of [*]   The
parties agree that Client's designated CTO Project Manager and pcOrder's Software Acceptance Contact may change from time to time upon prior notification to the other party's counterpart.

                         CTO MODULE SOFTWARE ACCEPTANCE
                         ------------------------------
1. pcOrder shall notify Client's CTO Project Manager that the Software materially meets the Software Acceptance Criteria;

2. The CTO Project manager shall have fifteen (15) days from such notification ("Software Acceptance Period") to evaluate the Software at pcOrder's site and in accordance with the below specified Software Acceptance Criteria. Such evaluation shall use mutually acceptable test data ("Test Data"); and

3. If the Software fails to materially meet the Software Acceptance Criteria, Client's CTO Project Manager shall notify pcOrder's Acceptance Contact in writing of such failure within the Software Acceptance Period. Any such failure notification shall identify with specificity the portion(s) of the Software Acceptance Criteria which the Software failed to materially meet. Otherwise, the Software shall be deemed to have been accepted as of the day following the Software Acceptance Period.

4. In the event Client's CTO Project Manager provides pcOrder's Acceptance Contact with such Software failure notification, pcOrder shall have thirty
    (30) days to cure ("Cure Period") such failure. After such Cure Period, Software Acceptance steps 1 through 3 shall be repeated with any modifications to the Software.

5. Notwithstanding any contrary provision of this Agreement, the Software shall be deemed accepted in the event that failure to materially meet the Software Acceptance Criteria is a result of failure of Client to follow all operational instructions supplied by pcOrder or modifications to the Software without the express authorization of pcOrder.

Software Acceptance Criteria:
-----------------------------

1.  The Software shall be code-complete and tested;

2. pcOrder shall provide Client with technical training and documentation for the Software;

3. Using the Test Data, the Software shall materially conform to the catalog search, configuration, pricing, availability, order placement of CTO/BTO Client Products, and quoting functionality ("Compaq CTO Functionality") specified in the pcOrder Online Users Guide, Version 2.6 and the pcOrder Web Storefront Users Guide, Version 2.0;

4. The Software shall be compatible with Internet Explorer 3.0, Netscape 3.0, and Windows95(TM) or higher versions of same; and

5. Subject to the following definitions, the Software materially conform to the following performance criteria:

       a)  The Software shall have a response time of no more than: (i) twenty
           (20) seconds for a search corresponding to seven (7) SKUs or less, and (ii) thirty (30) seconds for configuration (needs analysis & validation) per system.

       Response times are defined as the time the Software receives a request until the Software returns a result ready for transmission to client software and represent average times over one (1) twenty-four (24) hour period. The performance criteria is applicable only to a pcOrder hosted Server Farm and excludes any client software overhead, web server software overhead, and network latency.

                       CTO MODULE DEPLOYMENT ACCEPTANCE
                       --------------------------------
For each deployment to a Channel Partner, Independent Reseller, and Corporate Account ("Deployed User") of the capability to access the Compaq CTO
Functionality:
1. pcOrder shall notify Client's CTO Project Manager that such deployment materially meets the Deployment Acceptance Criteria;

2. The CTO Project manager shall have fifteen (15) days from such notification ("Deployment Acceptance Period") to evaluate such deployment in accordance with the below specified Deployment Acceptance Criteria; and

3. If such deployment fails to materially meet the Deployment Acceptance Criteria, Client's CTO Project Manager shall notify pcOrder's Acceptance Contact in writing of such failure within the Deployment Acceptance Period. Any such failure notification shall identify with specificity the portion(s) of the Deployment Acceptance Criteria that the deployment failed to materially meet. Otherwise, the

                                                                    CONFIDENTIAL
                                                                    ------------

   deployment shall be deemed to have been accepted by Client, and a "successful deployment" of such Deployed User shall be deemed to have occurred as of the day following the Deployment Acceptance Period.

4. In the event Client's CTO Project Manager provides pcOrder's Acceptance Contact with such Deployment failure notification, pcOrder shall have thirty
   (30) days to cure ("Cure Period") such failure. After such Cure Period, Deployment Acceptance steps 1 through 3 shall be repeated with any modifications to the Software.

5. Notwithstanding any contrary provision of this Agreement, the Software shall be deemed accepted in the event that failure to materially meet the Software Acceptance Criteria is a result of failure of Client or Authorized User to follow all operational instructions supplied by pcOrder or is a result of the introduction of hardware or software without the express authorization by pcOrder.

Deployment Acceptance Criteria:
-------------------------------

1. One or more Designated Users of the Deployed User shall gain access to the Compaq CTO Functionality under one of the applicable Deployment Scenarios specified below;

2. The Designated User(s) shall be trained in accordance with Section 7 of the Subscription Services Agreement;

3. The Designated User(s) may place three (3) consecutive CTO/BTO orders to an entity in Table 1 specified under the applicable Deployment Scenario ("Appropriate Entity");

4. The Appropriate Entity shall receive each such CTO/BTO order; and

5. Each of the three consecutive CTO/BTO orders received by the Appropriate Entity shall materially conform to the corresponding CTO/BTO order placed.


     Pilot Test:  pcOrder will conduct a pilot test of Scenarios 1 and 2 with
     -----------
two (2) Channel Partners (whom Client has secured the agreement in Section
11.1.1 of the Subscription Services Agreement) prior to Phase I rollout of any additional Channel Partner Authorized Users and Client Corporate Account and Independent Reseller Authorized Users . Such pilot tests shall meet the Deployment Acceptance Criteria defined immediately above and shall be conducted over a period of not less than thirty (30) days. pcOrder will make modifications to the Software as necessary during this pilot phase to satisfactorily meet the Deployment Acceptance Criteria.

Deployment Scenarios and Functional Descriptions
------------------------------------------------

     Pursuant to the terms and conditions of this Agreement, p_cOrder will create and maintain a module for Client's CTO and BTO Products ("Compaq CTO Module"). The Compaq CTO Module will utilize a pcOrder configuration solution, electronic commerce platform, and client-server architecture to provide Client customers with the capability to configure, price, and order Client's CTO products using "Buildup" rules. This means that, using their existing business processes and toolsets and, assuming their formal commitment to participate, the Channel Partners will use a pcOrder-powered CTO module to create bills-of-materials for systems which will be assembled by Client and then shipped to the Channel Partners or the Channel Partners' customer(s). pcOrder will deploy this capability within the Win32 Client/Server and WWW-based versions of pcOrder's electronic commerce offerings. Pricing for configured systems will be quoted from the appropriate Channel Partner and availability will be quoted from Client. Order information from the Channel Partners' tools will flow both to the Channel Partners' back-end system (via their existing order management processes, varying on a per-partner basis), and ultimately to Client's back-end system (via EDI).

Deployment Scenario Descriptions:
---------------------------------

     Scenario 1: Channel Partners pcOrder Windows Client.  Designed for Client's
     ---------------------------------------------------
Channel Partners, this solution will use Win32 client applications to access the
pcOrder System via the Internet.   This application will be delivered to these
users once the Channel Partners agree to participate in the program and upon delivery of the Windows Client and CTO Module. Note that applicable Authorized Users must have a unique SKU in their pricebook for every Compaq CTO product SKU
      ----
so that, for example, a component SKU used for the Compaq CTO is different than a SKU used for a disk drive from another vendor. The user will log in to the Windows application with a registered user ID and password in order to access the CTO Module. From within the application, Client's products will be presented to the user as they search the catalog and configure Client solutions. The results will return the Client system(s) that meet their requirements. The user can then access detailed product information on all of the components that make up the configured system. As a registered Reseller, the user may access customer-specific pricing from major distributor partners, and current availability from Client. The user may then select the desired product(s) to add it to their quote. Once in the quote screen, the user may save the quote, apply pricing profiles, print the quote, or order the products via their existing order management applications.

     Scenario 1 will allow Client to provide catalog search, configuration, quoting and ordering of Client's products to the sales representatives of pcOrder and Client's mutual Channel Partners. These Channel Partners will include Distributors, Corporate Resellers, Retail Partners and VARs who are using pcOrder Online, or another branded version of pcOrder's Win32 Client Application. This application will be incorporated to existing pcOrder-powered systems, or will be provided as an independent, Client-branded solution.

     Scenario 2: Channel Partners pcOrder Webstorefront.  Designed for Client's
     --------------------------------------------------
Channel Partner customers, this application will be accessed through Channel Partners' web sites by Partners' Corporate Account Users. These users will log in to the application with a registered user ID and password. The user will then find the desired system using the catalog search or needs analysis interface. The results will return the configured solutions that meet the user's requirements. The user can then access more detail about the desired system, or view product data sheets on each of the components included in the system. If the user is classified as an end-user, a Reseller's pricing may

                                                                    CONFIDENTIAL
                                                                    ------------

be displayed. Once a system has been chosen, the user can add it to his shopping cart/quote, print or save the shopping cart/quote, or submit an order to the appropriate Channel Partners or Reseller.

     Scenario 2 will allow Client to provide catalog search, configuration, quoting and ordering of Client's products to the end customers of pcOrder and Client's Channel Partners. These Channel Partners will include Distributors, Corporate Resellers, Retail Partners and VARs who are given access to the pcOrder Webstorefront, or another branded version of pcOrder's WWW Client Applications. This application will be incorporated to existing pcOrder-powered systems, or will be provided as an independent, Client-branded solution.

     Scenario 3: Corporate Accounts Webstorefront.  Designed for Client
     --------------------------------------------
customers with Internet access, this application will be delivered via the WWW. This solution will allow a user to log in with a registered user ID and password that identifies him as a valid user from one of Client's Corporate Accounts.
The user will then find the desired system using the catalog search or needs analysis interface. The results will return the Client system(s) that meet their requirements. Once the desired system has been chosen, the user can ask to see more detail about the system and view available product data sheets for each of the system's components. If the user is a customer of a registered Reseller or Channel Partners, customer-specific pricing from the appropriate resellers/partners and Client's current availability will be displayed. User will then be able to add the desired system(s) to their shopping cart/quote, print or save the shopping cart/quote or place an order to the appropriate Channel Partners or Reseller.

     Scenario 3 will allow Client to provide catalog, configuration, quoting and ordering of Client's products to Corporate Accounts, via a Client-specific, WWW-based application.

     Scenario 4:  Independent Reseller CTO Solution.  Designed for Client's
     ----------------------------------------------
Independent Resellers with Internet access, this solution will be delivered via the Win32 client application or the WWW. This solution will allow a user to log in with a registered user ID and password that identifies him as a valid user from one of Client's Independent Resellers. The user will then find the desired system using the catalog search or needs analysis interface. The results will return the Client's system(s) that meet their requirements. Once the desired system has been chosen, the user can ask to see more detail about the system and view available product data sheets for each of the system's components. If the user is a registered Reseller, customer-specific pricing from the appropriate Channel Partners and Client's current availability will be displayed. User will then be able to add the desired system(s) to their shopping cart/quote, print or save the shopping cart/quote or place an order to the appropriate Channel Partners, Reseller and/or Client.

     Scenario 4 will allow Client to provide catalog, configuration, quoting and ordering of Client's products to the Sales Representatives and Corporate Account customers of Independent Resellers, via a Client-specific, pcOrder-powered application. It will be provided as either a Win32 or WWW-based application.

                          Scenario 1:        Scenario 2:            Scenario 3:            Scenario 4:
                            Channel       Channel Partners'     Corporate Accounts     Independent Reseller
                           Partners'        Webstorefront         Webstorefront            CTO Solution
                        Windows Client    ------------------  ----------------------  -----------------------
                       -----------------
-------------------------------------------------------------------------------------------------------------
WWW or Win32
 Interface                   Win32               WWW                   WWW                 WWW and Win32

-------------------------------------------------------------------------------------------------------------

Catalog Search                 Y                  Y                     Y                        Y
-------------------------------------------------------------------------------------------------------------
Needs Analysis
Product Configuration          Y                  Y                     Y                        Y
-------------------------------------------------------------------------------------------------------------
Data Sheet
Product Information            Y                  Y                     Y                        Y
-------------------------------------------------------------------------------------------------------------
Pricing                 Channel Partner   Channel Partner &     Channel Partner &        Channel Partner,
                            Legacy             Reseller              Reseller          Reseller, &/or Client
-------------------------------------------------------------------------------------------------------------

Availability                Client              Client                Client                  Client
-------------------------------------------------------------------------------------------------------------

Quoting                        Y                  Y                     Y                        Y
-------------------------------------------------------------------------------------------------------------
Ordering*                   Client,            Client,         Client, Reseller, &     Client, Distributor,
                        Distributor, &     Distributor, or       Channel Partner       Reseller, &/or Client
                            Legacy             Reseller
-------------------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

-------------------------------------------------------------------------------------------------------------
Audience                Channel Partner   Channel Partners'     Client's Corporate        Reseller Sales
                             Sales          End Customers            Accounts            Representatives &
                       Representatives,     (Resellers and                             Resellers' Corporate
                           & Channel          Corporate                                      Accounts
                           Partners'          Accounts)
                        Reseller Sales
                        Representatives

-------------------------------------------------------------------------------------------------------------



* Note: In each Scenario, the order is generally sent to Client and the additional source.

Functionality Definitions:
-------------------------

     Catalog Search: Ability to search for Client's products by class/category,
     ---------------
and/or distributor or manufacturer product number with the additional ability to narrow the search by description or price. The system finds all of the parts that meet the user's inputs, and presents the results to the user. User can request a product data sheet on each of the results, view pricing and availability for these results or add the desired parts to his shopping cart/quote.

     Needs Analysis Product Configuration: Allows the user to select a
     -------------------------------------
collection of system requirements such as processor speed, hard drive size, component selections, etc. The system finds all of the valid configurations that meet the user's needs, and presents the results to the user. User can ask to see more detail about the configured system, request a product data sheet on each of the components in that system, view pricing and availability for these results, or add the desired systems to his shopping cart/quote.

     Data Sheets Product Information: On the user's request, the system
     --------------------------------
dynamically generates Product Data Sheets that display detailed product specifications, product images, and marketing information, as they are maintained in the Product Data Repository.

     Pricing: User-specific pricing and availability for Client solutions from
     --------
Resellers, Distributors, and Legacy systems.
     Availability:  Current availability from Client for Client's products.
     -------------
     Quoting: Product selections chosen are added to a shopping cart/quote, with
     --------
the ability to print or save the shopping cart/quote.
     Ordering: Ability to order product from current Channel Partners through
     ---------
pcOrder-powered systems or through a local Reseller for end-users.

                                                                    CONFIDENTIAL
                                                                    ------------


                                 ATTACHMENT E
                    TO THE SUBSCRIPTION SERVICES AGREEMENT

                          Additional Server Software
                          --------------------------


pcOrder Application Server 6.5;
pcOrder Backbone 3.2;
pcOrder CommerceStation 1.3;
pcOrder Order Server 1.1;
CIM 1.0;
CIM 2.0;
SalesBUILDER;
pcOrder Pricer; and all future versions of the Server Software made generally available by pcOrder to its licensees.

                                                                    CONFIDENTIAL
                                                                    ------------

                                 ATTACHMENT F
                    TO THE SUBSCRIPTION SERVICES AGREEMENT

                        New Version Acceptance Criteria
                        -------------------------------
A.   CommerceStation 2.0
 .    Features and Functionality


-----------------------------------------------------------------------------------------------------------------------
User Administration/      The dynamic authorization and registration system across multiple audiences to enable
 Profiler:                personalization by segment. Client Administrators and end user administrators can assign users to the appropriate organization.  CommerceStation is designed to enable an unlimited number of user profiles.
-----------------------------------------------------------------------------------------------------------------------
Catalog:                  All of Licensee's products accessible from catalog, generate, view and search data sheets by product/SKU, allow for side-by-side view of selected products for feature comparison.
                          Catalog allows for multiple language descriptions per SKU.  (This will allow each sku to have internationalized descriptions, so that each country can select a language(s) to display.)
-----------------------------------------------------------------------------------------------------------------------
Standards Management:     Users can create and manage custom, bundles and standard configurations.  Users can be exposed to certain bundles as authorized by login ID.
-----------------------------------------------------------------------------------------------------------------------
Configuration Interface:  CommerceStation will interface with Client's configuration solution.  Users will utilize a wizard interface to underlying configuration model(s); users will be able to validate configuration of items added to the shopping cart.
-----------------------------------------------------------------------------------------------------------------------
Datasheets:               Users will be able to access product datasheets from the catalog, configuration wizard, and shopping cart/quoting services.
-----------------------------------------------------------------------------------------------------------------------
Shopping Cart/Quoter:     Enable user to change quantity, delete product, save, load previously saved basket, add relevant user data, refresh pricing, and display line items.
-----------------------------------------------------------------------------------------------------------------------
Pricing:                  This is the module that holds and aggregates pricing as provided by Client, corporate resellers, distributors in batched formats.  Can support multiple currencies. Can support up to 50 pricebooks.
-----------------------------------------------------------------------------------------------------------------------
Availability:             This is the module that holds and aggregates availability data as provided by Client, corporate resellers, distributors in batched (hourly, daily), or real time formats.
-----------------------------------------------------------------------------------------------------------------------
Ordering:                 Interaction with Client's Order Server implementation for order placement, order routing, and order status to/from Client or Client's Channel Partners.
-----------------------------------------------------------------------------------------------------------------------
Approval Workflow:        Allows Client's corporate customers to model their internal approval workflow rules.  This allows requester/approver permissions and controls.  Includes administrator, purchase requestor and purchase approver.
-----------------------------------------------------------------------------------------------------------------------
Usage Reporting:          Customer can aggregate and report on usage data from activity on the CommerceStation platform.
-----------------------------------------------------------------------------------------------------------------------
Leasing:                  Quote financial products (fair market value, 10% fixed purchase option, dollar buyout). This module will be available but not enabled on first release.
-----------------------------------------------------------------------------------------------------------------------
Services Layer            A programmable framework to write pcOrder Backbone services and integrations.  The services layer provides:  an integration point for writing services, documentation guide on how to write those services., provides load balancing and fault tolerance within the architecture, and logging functionality.
-----------------------------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

Order Server 2.0

 . Features and functionality. OrderServer 2.0 will permits vendors to simplify the complexities that arise when processing e-commerce transactions.

 .  Channel Integration Kit: SAP, Custom, SMTP, manual status.

-----------------------------------------------------------------------------------------------------------------------
Order management           A single order is split (by SKU, vendor, product attribute, or supplier) and routed to multiple business partners and internal back-end systems for fulfillment.  Order line items must be divided and routed appropriately, and order confirmation will be delivered to the purchaser via email. Order status will also be aggregated and presented to the end user.
                           Fulfillment partners will also have a batch interface that allows them to update order status.
-----------------------------------------------------------------------------------------------------------------------
Pricing and availability   Pricing and inventory information may come from a vendor, a fulfillment partner, or some combination thereof. Can support multiple currencies.
-----------------------------------------------------------------------------------------------------------------------
Payment                    Payment terms may range in complexity from purchase orders to credit cards, PO, financing, for each order. Version 2.0 will pass payment information to the appropriate fulfillment partner.
-----------------------------------------------------------------------------------------------------------------------
Integration                Client will utilize a toolkit to write integrations into multiple ERP systems, including:
                           SAP, SMTP (email), and Custom APIs.
-----------------------------------------------------------------------------------------------------------------------

B. Order Server 2.1

-----------------------------------------------------------------------------------------------------------------------
Integration                The Integration toolkit will be extended to include XML and EDI formats.
-----------------------------------------------------------------------------------------------------------------------
Maintenance                Client will have a simple maintenance tool that will allow an administrator to designate order routing rules.
-----------------------------------------------------------------------------------------------------------------------

C. VIPER [*]

An extensible, web-based data maintenance environment for pcOrder product data. VIPER provides:

 .  [*]
 .  [*]
 .  [*]
 .  [*]

                                                                    CONFIDENTIAL
                                                                    ------------

                                 ATTACHMENT G
                    TO THE SUBSCRIPTION SERVICES AGREEMENT


                  Response Times and Concurrent Usage Levels
                  ------------------------------------------


These response time metrics apply to Commerce Station and Webstorefront software, measured from inside the Compaq firewall (i.e., minus Internet Network Latency) using a URL transactional tool such as "SiteScope".

   ---------------------------------------------------------------------------------------------------
   Type of                           Total Response         Network Latency       Transaction
   transaction:                      Time:                  Time:                 Time:
   ---------------------------------------------------------------------------------------------------
   Catalog View (datasheet)          [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------
   Level 1 Hierarchical Catalog      [*]  seconds           [*]  milliseconds     [*]  seconds
    View
   ---------------------------------------------------------------------------------------------------
   Configuration                     [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------
   Pricing                           [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------
   Catalog Search                    [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------

The usage metrics in the table above apply to the Commerce Station Software.

   ---------------------------------------------------------------------------------------------------
   Type of                           Total Response         Network Latency       Transaction
   transaction:                      Time:                  Time:                 Time:
   ---------------------------------------------------------------------------------------------------
   Catalog View (datasheet)          [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------
   Level 1 Hierarchical Catalog      [*]  seconds           [*]  milliseconds     [*]  seconds
    View
   ---------------------------------------------------------------------------------------------------
   Configuration                     [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------
   Pricing                           [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------
   Catalog Search                    [*]  seconds           [*]  milliseconds     [*]  seconds
   ---------------------------------------------------------------------------------------------------

The usage metrics in the table above apply to the Webstorefront Software.

Total "orders per day" and total "shoppers per day" concern a defined server farm, consisting of three (3) application serversand two (2) database servers. Application server and database server would be defined as Proliant class NT machines, with at minimum a 100BaseT Switched network connecting the two servers.

   [*] ORDERS PER DAY for each application server and database server farm. [*] SHOPPERS PER DAY for each application server and database server farm.

pcOrder and Client agree to review these metrics after the first anniversary of the Effective Date to mutually determine whether adjustments are necessary to keep Client's solutions competitive in the marketplace.

                                                                    CONFIDENTIAL
                                                                    ------------

                Performance Bug Severity Levels and Resolution
                ----------------------------------------------

Severity Level  25% of all transactions exceed    Complete Response and
                targeted Transaction Time         Correction Times
--------------------------------------------------------------------------------
       1        A reproducible error that causes  4 hours for response
                degradation that is over 100%     Next business day for
                                                  resolution of problem or
                                                  agreed upon path to
                                                  resolve the problem
--------------------------------------------------------------------------------
       2        A reproducible error that causes  8 hours for response
                degradation that is over 50%      10 days for correction

--------------------------------------------------------------------------------
       3        A reproducible error that causes  Next business day for response
                degradation that is over 25%      15 days for correction
--------------------------------------------------------------------------------
       4 A reproducible error that causes 3 business days for response degradation that is in excess of Next product release for
                the target response times.        correction
--------------------------------------------------------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

                                  ATTACHMENT H
                     TO THE SUBSCRIPTION SERVICES AGREEMENT


                         Response and Correction Times
                         -----------------------------


-----------------------------------------------------------------------------------------------------------------------
Severity Level  Definition of Production Issue                          Complete Response and Correction Times
-----------------------------------------------------------------------------------------------------------------------
       1        A reproducible error that causes complete                          1 hour for response
                unavailability of the pcOrder System                    4 hours for correction

-----------------------------------------------------------------------------------------------------------------------
       2        a reproducible error that causes the unavailability     4 hours for response
                of a pcOrder System function                            Next business day for correction

-----------------------------------------------------------------------------------------------------------------------
       3        a reproducible error that causes a reduction of the     Next business day for response
                average performance of the pcOrder System as            20 business days for correction
                determined by pcOrder
-----------------------------------------------------------------------------------------------------------------------
       4        a question on the use or functionality of the Software  3 business days for response
                                                                        Possible future release for correction
-----------------------------------------------------------------------------------------------------------------------

Client will identify the severity level of every issue when it is reported to the pcOrder help desk.

                             Escalation Procedures

If an error is not corrected within the applicable time frame set forth in the chart above, Client may escalate the error to pcOrder's Support Manager (which as of the Effective Date is [*] ). If, after escalation to pcOrder's Support Manager, an error is not corrected within the applicable time frame set forth in the chart above, Client may escalate the error to pcOrder's Compaq.com Business Unit Manager (which as of the Effective Date is [*] ). If, after escalation to pcOrder's Compaq.com Business Unit Manager, an error is not corrected within the applicable time frames set forth in the chart above, Client may escalate the error to pcOrder's President and Chief Operating Officer (which as of the Effective Date is Christina Jones).

                                                                    CONFIDENTIAL
                                                                    ------------

                                 ATTACHMENT I
                    TO THE SUBSCRIPTION SERVICES AGREEMENT

                                  Competitors
                                  -----------

[*]
Broadvision
[*]
Broadvision
Smart
Calico
[*]

This list shall also include the parent companies, subsidiaries, foreign branches, and foreign offices of the entities listed above.__The parties agree that pcOrder may, by providing written notice to Client, update this list with the names of additional entities that develop or market software products that pcOrder reasonably deems to be competitive with software developed or marketed by pcOrder. The parties agree that any competitors added to this list shall be considered "Competitors" effective only thirty (30) days following delivery to Client of an updated list.

                                                                    CONFIDENTIAL
                                                                    ------------

                                 ATTACHMENT J
                    TO THE SUBSCRIPTION SERVICES AGREEMENT

                       MASTER PREFERRED ESCROW AGREEMENT

                     Master Number ______________________

This Agreement is effective April 1, 1999 among DSI Technology Escrow Services,
                            -------------
Inc. ("DSI"), pcOrder.com, Inc. ("Depositor") and any additional party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1  Obligation to Make Deposit.  Upon the signing of this Agreement by the
     --------------------------
parties, including the signing of the Acceptance Form, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2  Identification of Tangible Media.  Prior to the delivery of the Deposit
     --------------------------------
Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3  Deposit Inspection.  When DSI receives the Deposit Materials and the
     ------------------
Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4  Acceptance of Deposit.   At completion of the deposit inspection, if DSI
     ---------------------
determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5  Depositor's Representations.  Depositor represents as follows:
     ---------------------------

     a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

     b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

     c. The Deposit Materials are not subject to any lien or other encumbrance;

                                                                    CONFIDENTIAL
                                                                    ------------

     d. The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

     e. The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6  Verification.  Preferred Beneficiary shall have the right, at Preferred
     ------------
Beneficiary's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7  Deposit Updates.  Unless otherwise provided by the License Agreement,
     ---------------
Depositor shall update the Deposit Materials within thirty (30) days of Depositor's making of an new release or new version of the software licensed under the License Agreement generally available to Depositor's client base.
Such updates will be added to the existing deposit. Unless otherwise expressly agreed otherwise by Depositor and Preferred Beneficiary in writing, updates to the Deposit Materials will not include software developed for Preferred Beneficiary on a custom basis or any custom modifications to Depositor's generally available software. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8  Removal of Deposit Materials.  The Deposit Materials may be removed and/or
     ----------------------------
exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1  Confidentiality.  DSI shall maintain the Deposit Materials in a secure,
     ---------------
environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2  Status Reports.  DSI will issue to Depositor and Preferred Beneficiary a
     --------------
report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3  Audit Rights.  During the term of this Agreement, Depositor and Preferred
     ------------
Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO DSI

3.1  Title to Media.  Depositor hereby transfers to DSI the title to the media
     --------------
upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2  Right to Make Copies.  DSI shall have the right to make copies of the
     --------------------
Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials pursuant to Section 4 for use by Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.


ARTICLE 4  -- RELEASE OF DEPOSIT

4.1  Release Conditions.  As used in this Agreement, "Release Condition" shall
     ------------------
mean the following:

                                                                    CONFIDENTIAL
                                                                    ------------

     a. Depositor's failure to remedy a material breach of its support and maintenance obligations under the License Agreement within twenty (20) days of receiving written notice of such breach from Preferred Beneficiary, provided that (a) such breach arises from Depositor's failure to remedy an Serious Error in the software licensed under the License Agreement, and (b) such notice describes the error in sufficient detail to allow Depositor to reproduce the error. For purposes of this Section 4.1, a "Serious Error" is an error that significantly impairs the value of the software to Preferred Beneficiary by (i) causing the software to fail catastrophically, (ii) causing the software to repeatedly fail materially to perform one or more of the major functions described in the functional specifications for the software, (iii) causing the software to repeatedly produce materially and substantially incorrect results, or (iv) causing the operating performance of the software to be substantially degraded; or

     b.   Depositor's failure to continue to do business in the ordinary course.

4.2  Filing For Release.  If Preferred Beneficiary believes in good faith that a
     ------------------
Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

4.3  Contrary Instructions.  From the date DSI mails the notice requesting
     ---------------------
release of the Deposit Materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement (Section 7.3). Subject to Section 5.2, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or
(c) order of a court.

4.4  Release of Deposit.  If DSI does not receive Contrary Instructions from the
     ------------------
Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. Upon any such release, the escrow arrangement will terminate as it relates to the Depositor and Preferred Beneficiary involved in the release.

4.5  Right to Use Following Release.  Unless otherwise provided in the License
     ------------------------------
Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to, and Depositor hereby grants Preferred Beneficiary a license to use the Deposit Materials for the sole purpose of diagnose and correct errors in the software licensed under the License Agreement.

4.6  Confidential Treatment.  Preferred Beneficiary agrees that the Deposit
     ----------------------
Materials shall be treated as confidential information of pcOrder, as such term or any similar term is defined by the License Agreement, provided, however, that any exception to Preferred Beneficiary's confidentiality obligations under the License Agreement based upon the confidential information being in the Preferred Beneficiary's or another party's prior possession or becoming lawfully available from another source or being independently developed by the Preferred Beneficiary shall not apply to the Deposit Materials. Without limiting the generality of the Preferred Beneficiary's obligations with respect to confidential information, including without limitation the Deposit Materials, under the License Agreement, Preferred Beneficiary shall also: (a) maintain the Deposit Materials at a facility under the Preferred Beneficiary's control; (b) shall designate a manager who shall have responsibility for preserving the security of the Deposit Materials at all times; (c) maintain the Deposit Materials in a room or locker to which access may be obtained only through a key or computerized card-access security device; (d) to the extent the Deposit Materials are installed in machine-readable form on any computer equipment, limit access to such Deposit Materials through a password-based computer control facility; (e) assure that no person other than such manager and other personnel specifically designated by such manager (solely on a "need to know" basis) may have access to the Deposit Materials; (f) assure that no individual shall have such access to the Deposit Materials unless he or she (i) has been made aware of and acknowledges, in writing, the confidential and proprietary nature of Deposit Materials; (ii) has been trained with respect to the procedures designed to preserve the confidentiality of the Deposit Materials, and (iii) is subject to a binding and enforceable obligation neither to use the Deposit Materials other than for the purposes expressly permitted by this Agreement nor to disclose the Deposit Materials to any person other than Preferred Beneficiary personnel similarly authorized to access such Deposit Materials; (g) assure that the manager maintains a record of all persons who have access to the Deposit Materials and the location of all Deposit Materials, and (h) make such records available to Depositor upon Depositor's written request).


ARTICLE 5  --  TERM AND TERMINATION

5.1  Term of Agreement.  The initial term of this Agreement is for a period of
     -----------------
one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) Preferred Beneficiary instructs DSI in writing that the Agreement is terminated as it relates to Preferred Beneficiary; or (c) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

                                                                    CONFIDENTIAL
                                                                    ------------

5.2  Termination for Nonpayment.  In the event of the nonpayment of fees owed to
     --------------------------
DSI, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3  Disposition of Deposit Materials Upon Termination.  Upon termination of
     -------------------------------------------------
this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

5.4  Survival of Terms Following Termination.  Upon termination of this
     ---------------------------------------
Agreement, the following provisions of this Agreement shall survive:

     a.   Depositor's Representations (Section 1.5);

     b.   The obligations of confidentiality with respect to the Deposit
          Materials;

     c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

     d.   The obligation to pay DSI any fees and expenses due;

     e.   The provisions of Article 7; and

     f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.


ARTICLE 6  --  DSI'S FEES

6.1  Fee Schedule.  DSI is entitled to be paid its standard fees and expenses
     ------------
applicable to the services provided.    DSI shall notify the party responsible
for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2  Payment Terms.  DSI shall not be required to perform any service unless the
     -------------
payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1  Right to Rely on Instructions.  DSI may act in reliance upon any
     -----------------------------
instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2  Indemnification.  DSI shall be responsible to perform its obligations under
     ---------------
this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3  Dispute Resolution.  Any dispute relating to or arising from this Agreement
     ------------------
shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4  Controlling Law.  This Agreement is to be governed and construed in
     ---------------
accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5  Notice of Requested Order.  If any party intends to obtain an order from
     -------------------------
the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

                                                                    CONFIDENTIAL
                                                                    ------------

     a.   Give DSI at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.


ARTICLE 8  --  GENERAL PROVISIONS

8.1  Entire Agreement.  This Agreement, which includes the Acceptance Form and
     ----------------
the Exhibits described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and the Acceptance Form need only be signed by the parties identified therein.

8.2  Notices.  All notices, invoices, payments, deposits and other documents and
     -------
communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3  Severability.  In the event any provision of this Agreement is found to be
     ------------
invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4  Successors.  This Agreement shall be binding upon and shall inure to the
     ----------
benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5  Regulations. Depositor and Preferred Beneficiary are responsible for and
     -----------
warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.


pcOrder.com, Inc                        DSI Technology Escrow Services, Inc.



By:                                     By:
   --------------------------------        --------------------------------

Name:                                   Name:
     ------------------------------          ------------------------------

Title:                                  Title:
      -----------------------------           -----------------------------

Date:                                   Date:
     ------------------------------          ------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

                             PREFERRED BENEFICIARY
                                ACCEPTANCE FORM

                     Account Number ______________________

Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that __________________________________ is the
Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective April 1, 1999 with DSI as the escrow agent and pcOrder.com, Inc. as the Depositor. Preferred Beneficiary hereby agrees to be bound by all provisions of such Agreement.

Depositor hereby enrolls Preferred Beneficiary to the following account(s):

Account Name                                Account Number
------------                                --------------

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------


Notices and communications to Preferred
Beneficiary should be addressed to:         Invoices should be addressed to:

Company Name:
             ----------------------         ------------------------------------

Address:
        ---------------------------         ------------------------------------

        ---------------------------         ------------------------------------

        ---------------------------         ------------------------------------

Designated Contact:                         Contact:
                   ----------------                 ----------------------------
Telephone:
          -------------------------         ------------------------------------

Facsimile:                                  P.O.#, if required:
          -------------------------                            -----------------





-----------------------------------         ------------------------------------
Preferred Beneficiary                       Depositor

                        Beneficiary
-----------------------------------



By:                                         By:
   -----------------------------------         ---------------------------------

Name:                                       Name:
     ------------------------------              -------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------



DSI Technology Escrow Services, Inc.
------------------------------------

By:
   -----------------------------------

Name:
   -----------------------------------

Title:
   -----------------------------------

Date:
   -----------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

                                                                       EXHIBIT A

                           MATERIALS TO BE DEPOSITED

                     Account Number ______________________


Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of: (a) a copy of the source code for the software programs listed below on computer-readable magnetic media, excluding any embedded third-party software which pcOrder does not have the legal right to place into this escrow account; (b) descriptions of any embedded third-party software not placed into escrow by Depositor sufficient for Preferred Beneficiary to understand the function and vendor of such third-party software; and (c) technical documentation sufficient to enable a reasonably skilled programmer to use such source code within the scope of the license granted in Section 4.5.

Software Programs:




-----------------------------------         ------------------------------------
Depositor                                   Preferred Beneficiary

By:                                         By:
   --------------------------------            ---------------------------------

Name:                                       Name:
     ------------------------------              -------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

                                                                       EXHIBIT B

                       DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name
                       ---------------------------------------------------------

Account Number
               -----------------------------------------------------------------

Product Name                                  Version
             --------------------------------         --------------------------
(Product Name will appear on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity  Media Type & Size             Label Description of Each Separate Item
                                              (Please use other side if
                                             additional space is needed)
          Disk 3.5" or
--------               ----

          DAT tape     mm
--------           ----

          CD-ROM
--------

          Data cartridge tape
--------                      ----

          TK 70 or      tape
--------           ----

          Magnetic tape
--------                ----

          Documentation
--------

          Other
--------        -------------------


PRODUCT DESCRIPTION:
Operating System
                 ---------------------------------------------------------------
Hardware Platform
                  --------------------------------------------------------------

DEPOSIT COPYING INFORMATION:
Is the media encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name                                      Version
                     -----------------------------------          --------------
Hardware required
                  --------------------------------------------------------------
Software required
                  --------------------------------------------------------------

I certify for Depositor that the            DSI has inspected and accepted the
above described Deposit Materials           above materials (any exceptions are
have been transmitted to DSI:               noted above):



Signature                                   Signature
         --------------------------                  ---------------------------
Print Name                                  Print Name
          -------------------------                   --------------------------
Date                                        Date Accepted
    -------------------------------                      -----------------------
                                            Exhibit B#
                                                      --------------------------

    Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123
                                (619) 694-1900

                                                                    CONFIDENTIAL
                                                                    ------------

                                                                       EXHIBIT C

                              DESIGNATED CONTACT

                     Master Number ______________________


Notices and communications
should be addressed to:                    Invoices should be addressed to:

Company Name:
             ----------------------        -------------------------------------

Address:
        ---------------------------        -------------------------------------

        ---------------------------        -------------------------------------

        ---------------------------        -------------------------------------

Designated Contact:                        Contact:
                   ----------------                 ----------------------------
Telephone:
          -------------------------        -------------------------------------

Facsimile:                                 P.O.#, if required:
          -------------------------                            -----------------


Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.


Contracts, Deposit Materials and notices   Invoice inquiries and fee remittances
DSI should be addressed to:                to DSI should be addressed to:

DSI                                        DSI
Contract Administration                    Accounts Receivable
Suite 200                                  Suite 1450
9555 Chesapeake Drive                      425 California Street
San Diego, CA 92123                        San Francisco, CA 94104

Telephone:  (619) 694-1900                 (415) 398-7900
Facsimile:  (619) 694-1919                 (415) 398-7914

Date:
     ------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

                      ADDITIONAL ESCROW ACCOUNT AMENDMENT
                      TO MASTER PREFERRED ESCROW AGREEMENT


                      Master Number ______________________


                   New Account Number ______________________



pcOrder.com, Inc. ("Depositor") has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.

Depositor desires that new Deposit Materials be held in a separate account and be maintained separately from the existing account. By execution of this Amendment, DSI will establish a separate account for the new Deposit Materials. The new account will be referenced by the following name: ____________________.

Depositor hereby agrees that all terms and conditions of the existing Master Preferred Escrow Agreement previously entered into by Depositor and DSI will govern this account. The termination or expiration of any other account of Depositor will not affect this account.



                                            DSI Technology Escrow Services, Inc.
-----------------------------------
Depositor

By:                                         By:
   --------------------------------            ---------------------------------

Name:                                       Name:
     ------------------------------              -------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

                                 ATTACHMENT K
                    TO THE SUBSCRIPTION SERVICES AGREEMENT

                             PERFORMANCE TEST PLAN


Attachment K defines a standardized test that is designed to show that CommerceStation 2.0, Order Server 2.0 and SystemBuilder products meet or exceed the following performance targets.


Performance Targets

For a standard server configuration, herein referred to as a "cluster", a cluster can support

     [*]  shoppers per day
     [*]  orders per day

while meeting the following average response time requirements.

Type of transaction               Network Latency         Transaction Time
                                  Time
--------------------------------------------------------------------------------
Catalog View (datasheet)          [*]  milliseconds       [*]  seconds
--------------------------------------------------------------------------------
Level 1 Hierarchical Catalog      [*]  milliseconds       [*]  seconds
 View
--------------------------------------------------------------------------------
Configuration                     [*]  milliseconds       [*]  seconds
--------------------------------------------------------------------------------
Pricing                           [*]  milliseconds       [*]  seconds
--------------------------------------------------------------------------------
Catalog Search                    [*]  milliseconds       [*]  seconds
--------------------------------------------------------------------------------

Note - Network latency is directly proportional to the size of the data set returned to the browser. It is assumed that not more than 20 parts are returned in the catalog search results and the time required to transfer collateral (such as images) is not included in the timings. These response time metrics apply to Commerce Station, Order Server and System Builder software, measured from inside the Compaq firewall (i.e., minus Internet Network Latency) using a URL transactional tool. Webload is the preferred URL transactional tool.


Performance Testbed - Cluster Hardware/Software Assumptions

For the purposes of the standardized test, a cluster is defined by the following hardware and software configuration. (Note: This does not necessarily represent the recommended cluster configuration optimized for production use.)

------------------------------------------------------------------------------------------------------------------
Name                  Hardware description                             Installed software
------------------------------------------------------------------------------------------------------------------
Web Server 1          Compaq Proliant server with at least 2 Pentium   CommerceStation 2.0 running on
                      II 400Mhz processors, 512 MB RAM, 4GB disk       Microsoft IIS 4.0, and NT 4.0
------------------------------------------------------------------------------------------------------------------
Web Server 2          Compaq Proliant server with at least 2 Pentium   CommerceStation 2.0 running on
                      II 400Mhz processors, 512 MB RAM, 4GB disk       Microsoft IIS 4.0, and NT 4.0
------------------------------------------------------------------------------------------------------------------
Web Server 3          Compaq Proliant server with at least 2 Pentium   CommerceStation 2.0 running on
                      II 400Mhz processors, 512 MB RAM, 4GB disk       Microsoft IIS 4.0, and NT 4.0
------------------------------------------------------------------------------------------------------------------
Configuration Server  Compaq Proliant server with at least 2 Pentium   SystemBuilder running on Microsoft IIS
                      II 400 Mhz processors, 512 MB RAM, 4GB disk      4.0, and NT 4.0
------------------------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL
                                                                    ------------

------------------------------------------------------------------------------------------------------------------
Application Server    Compaq Proliant server with at least 4 Pentium   CommerceStation 2.0 running on
                      II 400Mhz processors, 1 GB RAM, 4GB disk         Microsoft IIS 4.0, and NT 4.0
------------------------------------------------------------------------------------------------------------------
Database Server       Compaq Proliant server with at least 4 Pentium   Microsoft SQL Server 7.0
                      II 400Mhz processors, 1 GB RAM, RAID array
                      with 8 GB disk
------------------------------------------------------------------------------------------------------------------
Network               100 Base-T Switched Network, no firewall         n/a
------------------------------------------------------------------------------------------------------------------


Test Scenario Definition

We will use Compaq's graphical user interface, provided that the functionality tested is restricted to the transactions described below. The test scenario is defined as follows:

1)   Hit the main page of the site
2)   Login as a registered user (enter username/password)
3)   First level catalog browse
4)   Load the catalog search page
5)   Catalog search by sku (ie, sku=CPQD-329301-B21)
6)   View product datasheet
7)   Config Compaq classic system
8)   Change a parameter in config
9)   Change a parameter in config
10)  Change a parameter in config
11)  Change a parameter in config
12)  Change a parameter in config
13)  Add item to shopping cart
14)  Load the catalog search page
15)  Catalog search by class (ie, class=Desktop)
16)  Add item to shopping cart
17)  Load the catalog search page
18)  Catalog search by class/category (ie, class=Desktop, category=Pentium II
     500)
19)  Add item to shopping cart
20)  Save shopping cart
21) Enter order information via SSL session, excluding interaction with any external integrations.

User "think time" between cicks for configuration selections: between 5-10 seconds.
User "think time" between clicks for all other steps:  between 20-30 seconds.

Test Data Assumptions

The test data consists of the following:

[]   A catalog with approximately [*] Compaq parts
[]   [*]  pricebooks for that catalog
[] A SystemBuilder configuration model for Compaq Deskpro EN minitowers and desktops

Other Test Assumptions

[] The latest available patches to CommerceStation, Order Server and SystemBuilder must be applied.
[]   The latest available patches to Microsoft IIS 4.0, SQL Server 7.0, and NT
     4.0 must be applied.
[] A third party product, WebLoad 3.01 from RadView, is used to simulate users to generate the test load, and record the performance results.
[] pcOrder will provide an implementation of the Webload test scripts and test data to Compaq, if desired.

                                                                    CONFIDENTIAL
                                                                    ------------

                                  SCHEDULE 1

                   PROFESSIONAL CONSULTING SERVICES SCHEDULE
                      TO SUBSCRIPTION SERVICES AGREEMENT


                                    between

                               pcOrder.com, Inc.
                             5001 Plaza on the Lake
                                Austin, TX 78746

                                      and

                          Compaq Computer Corporation
                                 20555 S.H. 249
                               Houston, TX  77070

                                ---------------

This Professional Consulting Services Schedule amends Subscription Services Agreement between the parties, dated June 16, 1999.

1.   Software CONSULTING Services:

     1.1. All Consulting Services shall be outlined in a mutually agreed upon and jointly executed Assignment Order. Assignment Orders shall describe the project's deliverables, if any, the timeframe within which the project is to be completed, and the respective roles and responsibilities of the parties. Assignment Orders which specify specific deliverables to be prepared shall describe clearly defined projects and specify milestones for the completion of the project that are no greater than one month apart. The first milestone for each such Assignment Order will be for the completion of a scoping phase within two to three weeks. Work performed during the scoping phase will be performed on a time and materials basis. At the completion of the scoping phase, the parties will mutually agree whether further work will be performed for a fixed fee or on a time and materials basis.

     1.2. Projects that require significant work involving integration with third party products will be performed on a time and materials basis. Once the scoping phase is completed for such projects, the parties will mutually agree upon an anticipated budget for the project and an anticipated completion date. Fees for the project will be tracked on a monthly basis and reported to Client against anticipated budget amounts. Before exceeding the budgeted amount for such a project, pcOrder will obtain approval from the individual to whom Client's project manager for the particular project reports or a Client executive responsible for the project. Each Assignment Order will specify an early completion date and provide that, if pcOrder completes the project by such date, Client will pay to pcOrder a twenty percent bonus. Possible time and materials projects include [*] integration work,[*] integration for leasing, freight/tax integration, [*] integration for [*] integration, and [*] integration.

     1.3. Projects that will not require significant work involving integration with third party products will be performed on a fixed fee basis once the scoping phase has been completed. Fixed fee projects will be quoted in mutually agreed upon dollar amounts. Twenty percent of the fees will be due and payable on the effective date of the applicable Assignment Order. Sixty percent of the fees will be due and payable ratably on a monthly basis between the Effective Date and the anticipated completion date. Twenty percent of the fees will be due and payable upon completion of the project and delivery of the project's fully functional deliverables, provided the project was completed on time. Each Assignment Order will specify an early completion date and provide that, if pcOrder completes the project by such date, Client will pay to pcOrder a twenty percent bonus.

2.   Fees:

     2.1. For the scoping phase of each Assignment Order and for time and materials Assignment Orders, Client agrees to pay the below-specified fees for Consulting Services. In accordance with Client's standard expense polices, Client agrees to pay all taxes, materials, and reasonable travel, lodging, and other reasonable out-of-pocket expenses incurred in connection with the provision of Consulting Services by billable and nonbillable pcOrder employees under all Assignment Orders. Expenses will be due and payable monthly.

     2.2. Termination of the Subscription Services Agreement shall not, under any circumstances, relieve Client from the obligation to pay for all Consulting Services provided under this Schedule prior to such termination.

                                                                    CONFIDENTIAL
                                                                    ------------


3.   Pricing for additional Services:

pcOrder shall make Consulting Services available to Client, from the Effective Date through June 30, 2000, at the following rates:

-----------------------------------------------------------------------------------------
Type of service:              Hourly       Description of service:    Estimated FTEs:
                              Rate:                                   (based on a 200
                                                                      hour month)
-----------------------------------------------------------------------------------------
                              [*]          Develops user and
                                           administration training    As needed
User/Administration                        documentation and course
-------------------                        curriculum.  Compaq has
Documentation                              the option to outsource
-------------                              documentation.
-----------------------------------------------------------------------------------------
                              [*]          Conducts developer
                                           training courses and       As needed
Trainer                                    Train the Trainer
-------                                    Sessions for Compaq
                                           users and web site
                                           administrators.
-----------------------------------------------------------------------------------------
                              [*]          Provides onsite
                                           deployment/training        6 FTEs
Deployment Support Engineer                support. Assists
---------------------------                consulting team in data
                                           process definition,
                                           testing, and
                                           implementation.
-----------------------------------------------------------------------------------------
                                  [*]      Works under the
                                           direction of  Sr.          6 FTEs
Consultant                                 Consultant to provide
----------                                 technical development
                                           services.  (rate
                                           increases to Sr.
                                           Consultant after six
                                           months)
-----------------------------------------------------------------------------------------
                                  [*]      Develops e-commerce
                                           solutions based on         8 FTEs
Sr. Consultant                             specifications and
--------------                             architecture derived in
                                           collaboration with
                                           Lead/Technical Architect.
-----------------------------------------------------------------------------------------
                              [*]          Responsible for design
                                           and implementation of      4 FTEs
Lead Consultant/                           internal and external
----------------                           e-commerce solutions.
Technical Architect                        Works closely with
-------------------                        Client to define custom
                                           implementations.
-----------------------------------------------------------------------------------------
                              [*]          Primary interface with
                                           customer to define and     4 FTEs
Sr. Project Manager                        lead the complete
-------------------                        implementation of
                                           comprehensive e-commerce
                                           solutions
-----------------------------------------------------------------------------------------
                              [*]          Transfers Compaq's high
                                           end configuration and      3 FTEs
CIM 2 Platform Migration                   quote solution (ESP) to
------------------------                   the CommerceStation 2.0
                                           platform
-----------------------------------------------------------------------------------------
                              [*]          Builds SAP linked
SAP Integration Consultant                 solutions utilizing        3 FTEs
                                           Trilogy Connector and
                                           custom solutions.
-----------------------------------------------------------------------------------------
                              [*]          Designs and leads the
Sr. SAP Integration                        implementation of SAP      2 FTEs
 Specialist                                linked solutions.
-----------------------------------------------------------------------------------------

     3.1. After June 30, 2000, Consulting Services will be subject to an annual increase of[*].

                                                                    CONFIDENTIAL
                                                                    ------------

4.  ASSIGNMENT ORDER TERMINATION

     4.1. Client may terminate any Assignment Order for convenience on fifteen
          (15) days prior written notice. Such termination shall not relieve Client of its obligation to pay all fees and costs that have accrued as of such termination. At Client's request following such a termination, pcOrder shall supply to Client all work-in-progress produced under the terminated Assignment Order and any applications programming interfaces to the Software necessary to complete the work comtemplated by the terminated Assignment Order.

     By signing below, each party acknowledges that it has read, understands, and agrees to the terms of this Professional Consulting Services Schedule.

pcOrder.com, Inc.:                          Compaq Computer Corporation:

     /s/ Christina Jones   6/21/99               /s/ Ben K. Wells
     ------------------------------              -------------------------------
By:  Signature            Date              By:  Signature             Date

         Christina C. Jones                          Ben K. Wells
     ------------------------------              -------------------------------
     Name                                        Name

                                                     Chief Financial Officer
         President & COO                             (Acting)
     ------------------------------              -------------------------------
     Title                                       Title  VP, Corporate Treasurer

                                                                    CONFIDENTIAL
                                                                    ------------

                                  SCHEDULE 2

                      DATA MAINTENANCE SERVICES SCHEDULE
                      TO SUBSCRIPTION SERVICES AGREEMENT

                                    between

                               pcOrder.com, Inc.
                            5001 Plaza on the Lake
                               Austin, TX 78746

                                      and

                          Compaq Computer Corporation
                                20555 S.H. 249
                              Houston, TX  77070

                                ---------------

This Data Maintenance Services Schedule supplementsthe Subscription Services Agreement between the parties, dated June 16, 1999. For purposes of the Subscription Services Agreement and this Schedule, "Data Maintenance Services" are defined as: (i) data compilation services to provide Client with information and data regarding Client's Products; (ii) services required to maintain Product pricing and availability information; (iii) services required to change attributes of the Client Products; and (iv) the activities specified herein.

1.   Definitions

     1.1. "Client Products" means all computer hardware, software, services and other items manufactured, marketed, and distributed by Client under its own brands.

     1.2. A "SKU" represents a computer component or peripheral product. For purposes of this Agreement, "SKU" shall mean a part number representing a Client Product.

     1.3. "Catalog" is an electronic file in mutually agreeable format consisting of Client records which contain, but are not limited to, the following fields: a Client assigned SKU number and a description of the Client Product.

     1.4. "Class/Categorization" is the process of assigning the relevant pcOrder Class and Category definitions to a specific SKU. Class/Categorization precedes Population for any SKU.

     1.5. "Class" is a grouping of products by type, as used by pcOrder in the pcOrder system. Class examples are, but not limited to: desktops, printers, scanners, and modems.

     1.6. "Category" is a grouping of products within a Class, as used by pcOrder in the pcOrder system. Category examples for the Class "printers" are, but not limited to: B&W laser, color laser, dot matrix, and ink jet.

     1.7. A "Configurable SKU" is a computer system (laptop, desktop, server) into which another technically-valid component SKU can be incorporated to enhance the system's performance, or a component SKU (memory, hard drive, modem, etc.) that can be incorporated into a configurable computer system. Configurable SKUs and their component SKUs will be mutually defined by the Client and pcOrder.

     1.8. "Configuration Model" is the pcOrder industry standard model of Configurable SKUs which is required by the pcOrder configuration software in order to configure products.

     1.9.  .

     1.10. A "3rd Party SKU" is a SKU identifying a product not branded by the Client. 3rd party SKUs may be a Configurable SKU, or a product that is marketed or operated independently of a configured system.

     1.11. A "High End SKU" is a a Client could contain more than eight central processing units, and other SKUs that are configurable with such a Client Product such as storage devices, monitors, expansion cards, modems, memory products, software, printers, and cables.

     1.12. A "High Volume SKU" is a a Client Product, that is a desktop, tower, notebook, or server system containing up to eight central processing units. "High Volume SKUs" may contain other Client Products that are configurable with such Client Product such as storage devices, monitors, expansion cards, modems, memory products, software, printers, and cables.

                                                                    CONFIDENTIAL
                                                                    ------------

     1.13. "Mapping" is the process of assigning all Client and distributor codes to a SKU, in order to enable pricing, availability, and ordering via the pcOrder Software. Mapping of a SKU is necessarily preceded by Class/Categorization of that SKU.

     1.14. "Population" is the process of assigning all technical specifications, marketing information, and other Product attributes to a SKU, in order to enable the pcOrder Software. Population of a SKU is necessarily preceded by Class/Categorization of that SKU.

2.   SETUP AND Maintenance of HIGH VOLUME SKus

     2.1.  The following service levels apply to High Volume SKUs:

           2.1.1. Setup.

                           pcOrder shall require initial setup periods ("Setup Periods") in which to analyze each set of High Volume SKU Catalog information provided by Client and to perform initial catalog maintenance. The length of setup periods for High Volume SKUs will be mutually determined by the parties on a project basis. Setup periods that require population of more than [*] High Volume SKUs will require 30 days advance notice.

           2.1.2. Maintenance.

                  2.1.2.1. pcOrder will Class/Categorize up to [*] High Volume
                           SKUs per year. pcOrder will accept up to [*] High Volume SKUs for Class/Categorization per business day, which pcOrder will Class/Categorize within two business days of receipt.

                  2.1.2.2. pcOrder will Populate up to [*] High Volume SKUs per year. pcOrder will accept up to [*] High Volume SKUs per week, which pcOrder will Populate within ten business days of receipt. This service level applies only to preparation of English language datasheets. pcOrder will, however, accept local language text provided by Client in order to support international deployments.

                  2.1.2.3. pcOrder will Configure up to [*] High Volume SKUs per year. pcOrder will accept up to [*] High Volume SKUs for every two week product release cycle.

3.   SETUP AND MAINTENANCE OF HIGH END SKUS

     3.1.  The following service levels apply to High End SKUs:

           3.1.1. Setup.

                           pcOrder shall not maintain information for Client Products that fall in the Himalaya product line.[*] pcOrder shall require initial setup periods ("Setup Period") in which to analyze each set of High End
                           SKU Catalog information provided by Client and to perform initial catalog maintenance. The length of setup periods for High End SKUs will be mutually determined by the parties on a project basis. Setup periods that require population of more than [*] High End SKUs will require 30 days advance notice.

           3.1.2. Maintenance.

                           pcOrder will Class/Categorize up to [*] High End SKUs per year. pcOrder will accept up to [*] High End SKUs for Class/Categorization per business day, which pcOrder will Class/Categorize within two business days of receipt.

                  3.1.2.1. pcOrder will Populate up to [*] High End SKUs per year. pcOrder will accept up to [*] High End SKUs per week, which pcOrder will Populate within ten business days of receipt.

                  3.1.2.2. pcOrder will Configure up to [*] High End SKUs per year. pcOrder will accept up to [*] High End SKUs for every two week product release cycle.

4.   SETUP AND MAINTENANCE OF THIRD PARTY SKUS

     4.1.  The following service levels apply to Third Party SKUs:

           4.1.1. Setup.

                           pcOrder shall require initial setup periods ("Setup Period") in which to analyze each set of 3rd Party or 3rd party SKU Catalog information provided by Client and to perform initial catalog maintenance. This process will include generation by the parties of a list of all Client manufacturer codes and their equivalent pcOrder manufacturer codes, so as to facilitate SKU mapping. The length of setup periods for 3rd party SKUs will be mutually determined by the parties on a project basis. Setup periods that require population of more than [*] 3rd party SKUs will require 30 days advance notice.

           4.1.2. Maintenance.

                  4.1.2.1. pcOrder will Class/Categorize up to [*] 3rd Party
                           SKUs per year. pcOrder will accept up to [*] 3rd Party SKUs for Class/Categorization per business day, which pcOrder will Class/Categorize within two business days of receipt.

                  4.1.2.2. pcOrder will Populate up to [*] 3rd Party SKUs per year. pcOrder will accept up to [*] 3rd Party SKUs per week, which pcOrder will Populate within ten business days of receipt. This service level applies only to preparation of English language datasheets. pcOrder will, however, accept local language text provided by Client in order to support international deployments.

                  4.1.2.3. pcOrder will Configure up to [*] 3rd Party SKUs per year. pcOrder will accept up to [*] 3rd Party SKUs for every two week product release cycle.

                                                                    CONFIDENTIAL
                                                                    ------------

5.   Client Obligations

     5.1. Client acknowledges that pcOrder's ability to provide the Data Maintenance Services is dependent on Client's timely providing pcOrder with resources and test cases which include Client Product information, pricing and availability data, and such other information as pcOrder shall reasonably require to enable it to perform the Data Maintenance Services. Client shall provide pcOrder with test cases by sending a file containing such test cases via FTP, in a format provided by pcOrder which includes a tab delimited ASCII text file containing the following fields: a) unique test case ID; b) part quantity; c) 3-letter vendor code; d) part number; and e) expected result (C=configure; F=fail; A=added part).

     5.2. Client shall promptly, after the Amendment Effective Date, provide Client Product pricing, availability, and other information requested by pcOrder. Client agrees that such provided information is complete, accurate, and current, and pcOrder shall not be responsible for any defects or damages which arise from a delay in obtaining such resources and information or from the use of defective information provided by Client.

     5.3. Client shall promptly, after the Amendment Effective Date, ensure that applicable Authorized Users provide Client Product pricing, availability, and other information requested by pcOrder. pcOrder shall not be responsible for any defects or damages which arise from a delay in obtaining such resources and information or from the use of defective information provided by the Authorized Users.

6.   Fees

     6.1. Client shall pay to pcOrder Annual Data Maintenance Fees according to the following schedule: (a) [*] on the Effective Date for the first twelve (12) months of Data Maintenance Services (which shall include Data Maintenance Services for High Volume, High End, and 3rd Party
           SKUs); (b) [*] in four quarterly installments in advance for the second twelve (12) months of Data Maintenance Services (which shall include Data Maintenance Services for 3rd Party SKUs), and (c) [*] in four quarterly installments in advance for the third twelve (12) months of Data Maintenance Services (which shall include Data Maintenance Services for 3rd Party SKUs). Should Client terminate this Agreement pursuant to Section 14.2.4 or 14.2.5, Client shall be relieved from the obligation to make those payments set forth in subsections (b) and (c) of this Section 6.1, but shall not be relieved from the obligation to make and shall not be entitled to any refund of the payment set forth in subsection (a) of this Section 6.1.

     6.2. Client may, at its option, renewal datasheet and model maintenance services for Client Products for the years following the first and second anniversaries of the Amendment Effective Date by providing pcOrder with written notice thirty (30) days prior to each such anniversary. pcOrder will provide such services at an annual fee no greater than [*] .

7.   Other

     7.1. Client data will be replicated to Client-hosted sites on a mutually agreed upon schedule..

     7.2. Client will have the option to increase its Data Maintenance Services to include international datasheet coverage on mutually acceptable terms.

     7.3. Termination of the Subscription Services Agreement or this Schedule, for any reason, will not relieve Client from the obligation to pay for all Data Maintenance Services provided prior to termination of this Schedule.

     7.4.  The fees specified in this Schedule are effective only if the
           Schedule is executed on or before June 16, 1999.

     7.5. pcOrder will to continue throughout the term of this Agreement to conduct third-party audits of its data quality and to use commercially reasonable efforts to maintain its present level of data quality.

     By signing below, each party acknowledges that it has read, understands, and agrees to the terms of this Data Maintenance Services Schedule.

pcOrder.com, Inc.:                          Compaq Computer Corporation:

     /s/ Christina Jones   6/21/99               /s/ Ben K. Wells
     ------------------------------              -------------------------------
By:  Signature              Date            By:  Signature               Date

     Christina C. Jones                          Ben K. Wells
     ------------------------------              -------------------------------
     Name                                        Name

                                                 Chief Financial Officer
     President & COO                             (Acting)
     ------------------------------              -------------------------------
     Title                                       Title  VP, Corporate Treasurer

                                                                    CONFIDENTIAL
                                                                    ------------

                                  SCHEDULE 3

                     APPLICATION HOSTING SERVICES SCHEDULE
                       To SUBSCRIPTION SERVICES AGREEMENT

                                    between

                               pcOrder.com, Inc.
                             5001 Plaza on the Lake
                                Austin, TX 78746

                                      and

                          Compaq Computer Corporation
                                 20555 S.H. 249
                               Houston, TX  77070

                                ---------------

This Application Hosting Services Schedule ("Application Hosting Schedule") amends the Subscription Services Agreement between the parties, dated June 16, 1999.

Application Hosting Services for the Server Software shall consist of the following: (i) maintaining the hardware upon which the Server Software is loaded; (ii) installing and maintaining the Server Software; and (iii) administering the hardware and Server Software to facilitate reliable and consistent access to the Server Software by Authorized Users.

1.   Fees

The fee for the Application Hosting Services performed by pcOrder is [*] per year for the first [*] servers supporting Client at the Hosting Site. An additional fee of [*] per server per year shall be paid by Client for each server in addition thereto. These fees shall be due and payable in quarterly installments in advance based upon the number of servers that are in service. Application Hosting Services will support pcOrder's Data Maintenance Service guidelines as set forth in Schedule 2.

2.   Hosting Services Levels

     2.1. pcOrder shall provide hosting service levels substantially in accordance with a mutually agreed upon Hosting Service Level Agreement ("SLA") to be attached hereto as Attachment B. Such SLA shall be agreed upon within thirty (30) days of the Effective Date, and agreement shall not be unreasonably withheld.

     2.2. This Schedule 3 may be amended to include mutually agreed upon penalites for nonconformance to such SLA .

     2.3. pcOrder may change the team members and contacts listed in Attachment B from time to time.

3.   Other

     3.1. Termination of the Agreement or this Application Hosting Schedule, for any reason, will not relieve Client from the obligation to pay for all Application Hosting Services provided prior to termination of this Application Hosting Schedule.

     3.2.  Client may terminate this Application Hosting Schedule within thirty
           (30) days from the date of execution of this Application Hosting Schedle.

     3.3. Client shall provide pcOrder with the necessary dedicated communications mechanism(s) for providing the pcOrder Hosting Services in accordance with Attachment A hereto.

     3.4. Both parties acknowledge that during the term of this Application Hosting Schedule, Client may, at its sole discretion, elect to transfer the Hosting Site from pcOrder's offices to a Client facility provided: (i) Client gives pcOrder not less than ninety (90) days prior written notice of its intent to transfer the Hosting Site; and
           (ii) the new Hosting Site is within the United States. Subject to fulfillment of Client's obligations for transferring the Hosting Site and within ninety (90) days of receipt of Client's written notice, pcOrder shall deliver one (1) copy of the Server Software to Client to be used in accordance with the terms and conditions of the Agreement. Client shall provide its own hardware and administration of the system. All such administration of the Software will be performed at Client's Authorized Location. On-site support for new site setup, software installation, upgrades, and routine maintenance will be provided by pcOrder on a time and materials basis, at a rate of [*] per hour plus reasonable expenses. Data Maintenance Services shall continue as provided in Schedule 2 and at the same fee as described therein. pcOrder shall no longer be obligated to maintain the data in the system; instead, pcOrder shall provide to a single Client location daily updates of pcOrder's Catalog containing the data to be entered and maintained by pcOrder under the terms of the Data Maintenance provisions of the Agreement. Additional costs for data updates to multiple Client locations are to be determined. Client would henceforth not be responsible for future quarterly payments.

     3.5. In the event Client elects to transfer the Hosting Site pursuant to this Schedule 3 and upon transfer of the Hosting Site, pcOrder grants to Client a nonexclusive, nontransferable, non-assignable, worldwide right and license to:

                                                                    CONFIDENTIAL
                                                                    ------------

           3.5.1. reproduce and copy the delivered Server Software only as strictly necessary to host the Server Software; and

           3.5.2. to make a reasonable number of copies of the Server Software for archival and backup purposes consistent with Compaq's established policy with respect to archival and backup copies.

     By signing below, each party acknowledges that it has read, understands, and agrees to the terms of this Application Hosting Schedule.

pcOrder.com, Inc.:                          Compaq Computer Corporation:

     /s/ Christina Jones   6/21/99               /s/ Ben K. Wells
     ------------------------------              -------------------------------
By:  Signature              Date            By:  Signature               Date

     Christina C. Jones                          Ben K. Wells
     ------------------------------              -------------------------------
     Name                                        Name

                                                 Chief Financial Officer
     President & COO                             (Acting)
     ------------------------------              -------------------------------
     Title                                       Title  VP, Corporate Treasurer

                                       2